The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                              SUBJECT TO COMPLETION

PRELIMINARY  PROSPECTUS  SUPPLEMENT  DATED  ________________,   200_  Prospectus
supplement dated _________, ___) (to prospectus dated , )

                                    $--------

                                [---------------]
                               Seller and Servicer

                           Credit Suisse First Boston
                            Mortgage Securities Corp.
                                    Depositor

            Mortgage-Backed Pass-Through Certificates, Series 200_-___
                                     Issuer

The Trust

The    trust     will     hold    a    pool    of    [one-    to     four-family
residential][commercial][multifamily] mortgage loans.

Offered Certificates

The trust will issue these classes of certificates that are offered under this prospectus supplement:

o     [_] classes of Class A Certificates

Credit Enhancement

Credit enhancement for all of these certificates will be provided by subordinated certificates, overcollateralization represented by the excess of the balance of the mortgage loans over the balance of the Class A Certificates, [and a financial guaranty insurance policy issued by [_____].

You should consider carefully the risk factors beginning on page S-__ in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

[Underwriter] will offer the Class A Certificates subject to availability.

                              [Name of Underwriter]

                                   Underwriter

                                                                Version B

               Important notice about information presented in this
                     prospectus supplement and the prospectus

     You should rely on the information contained in this document or to which we have referred you to in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

o this prospectus supplement, which describes the specific terms of your series of certificates.

     We  include   cross-references  in  this  prospectus   supplement  and  the
accompanying prospectus to captions in these materials where you can find further related discussions.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Terms" beginning on page 126 in the prospectus.

                                TABLE OF CONTENTS

                                  [INSERT HERE]

                                     SUMMARY

      The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Title of securities.......[_____________________ Mortgage-Backed Pass-Through
                          Certificates, Series 200_-__].

Depositor                 Credit Suisse First Boston Mortgage Securities Corp.

Seller                    [______________________________].

Servicer                  [______________________________].

Trustee                   [______________________________].

Financial guaranty insurer[______________________________].

Mortgage Pool             [______][fixed][adjustable]  rate mortgage loans
                          with an aggregate  principal  balance of approximately
                          $[ ] as of the cut-off date, secured by [first/junior]
                          liens   on   [one-   to    four-family    residential]
                          [commercial] [multifamily] properties.

Cut-off date              [                ] 1, [      ].
                           -----------------     -------

Closing date              On or about [               , 200_].
                                       ---------------

Distribution              date.........Beginning  on  [__________,   200_],  and
                          thereafter on the [ ] day of each month, or if the [ ] day is not a business day, on the next business day.

Scheduled                 final distribution date [__________, 20__]. The actual
                          final   distribution   date  could  be   substantially
                          earlier.

Form of offered certificates.  Book-entry.
                          See   "Description  of  the   Certificates--Book-Entry
                          Registration" in this prospectus supplement.

Minimum denominations.....$25,000.

                              Offered Certificates

----------------------------------------------------------------------
                             Initial     Initial
                            Certificate  Rating
              Pass-Through   Principal   Initial
    Class         Rate       Balance     (___/___)      Designations
                                          --------
----------------------------------------------------------------------
----------------------------------------------------------------------
Class A Certificates:

----------------------------------------------------------------------
----------------------------------------------------------------------

    [A-1       Adjustable  $               AAA/AAA   Senior/Adjustable
                 Rate        --------                      Rate]

----------------------------------------------------------------------
    [A-2               %   $               AAA/AAA     Senior/Fixed
               --------     --------                      Rate]
----------------------------------------------------------------------
    [A-3               %   $               AAA/AAA   Senior/Lockout/Fixed
               --------     --------                      Rate]

----------------------------------------------------------------------
Total Class
A Certificates:            $[_______]

----------------------------------------------------------------------
                            Non-Offered Certificates

----------------------------------------------------------------------
Class SB and Class R Certificates:

----------------------------------------------------------------------

      SB           NA      $[      ]         NA        Subordinate
                             -------
----------------------------------------------------------------------

      R            NA      $[      ]         NA        Subordinate
                             -------
----------------------------------------------------------------------
Total Class SB and Class R Certificates:  $[   ]

----------------------------------------------------------------------
Total offered and
 non-offered certificates: $[            ]
                            -------------
----------------------------------------------------------------------

Other Information:

Class A-1:

 Adjustable

    Rate:     Initial            Formula            Maximum

 Class A-1:   [    ]%      One-Month LIBOR +   weighted average
              ------       [    ]%             net mortgage
                                               rate on the
                           ------              mortgage loans

The Trust

The depositor will establish a trust with respect to the Mortgage-Backed Pass-Through Certificates, Series 200_-__ under a pooling and servicing agreement. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent a partial ownership interest in the trust.

[The trust will also include credit enhancement for the Class A Certificates in the form of a financial guaranty insurance policy provided by _____________.]

The Mortgage Pool

The  mortgage   loans  to  be  deposited  into  the  trust  have  the  following characteristics as of the cut-off date:

[insert table]

[The interest rate on the mortgage loans will adjust on each adjustment date to equal the sum of Six-Month LIBOR and the note margin on the mortgage, subject to a maximum and minimum interest rate.]

For additional information regarding the mortgage pool see "Description of the Mortgage Pool" in this prospectus supplement.

Distributions on the Offered Certificates

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

o    collections  of  monthly   payments  on  the  mortgage   loans,   including
     prepayments and other unscheduled collections [plus]

o     [advances for delinquent payments] minus

o the fees and expenses of the subservicers and the servicer, including reimbursement for advances [minus]

o     [the premium paid to the financial guaranty insurer].

See "Description of the Certificates--Glossary of Terms--Available Distribution Amount" in this prospectus supplement.

Priority of distributions. Distributions on the offered certificates will be made from available amounts as follows:

o    [Payment to servicer for certain unreimbursed advances]

o    Distribution of interest to the Class A Certificates

o    Distributions of principal to the Class A Certificates

o [Reimbursement to the financial guaranty insurer for payments made by the financial guaranty insurer to the Class A Certificates]

o Payments of excess interest payments on the mortgage loans to make principal payments on the Class A Certificates, until the amount of overcollateralization reaches the required amount

o Distributions of interest in respect of prepayment interest shortfalls on the Class A Certificates

o    Distribution of remaining funds to the Class SB and Class R Certificates

Interest distributions. The amount of interest owed to each class of Class A Certificates on each distribution date will equal:

o    the pass-through rate for that class of certificates multiplied by

o the principal balance of that class of certificates as of the day immediately prior to the related distribution date multiplied by

o 1/12, in the case of the fixed-rate certificates or the actual number of days in the interest accrual period divided by 360, in the case of the adjustable rate certificates minus

o    the share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Allocations of principal. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the required amount of overcollateralization is reached, all principal payments on the mortgage loans will be distributed among the Class A Certificates, unless the Class A Certificates are no longer outstanding.

In addition, the Class A Certificates will receive a distribution in respect of principal, to the extent of any excess interest payments on the mortgage loans available to cover losses and then to increase the amount of overcollateralization until the required amount of overcollateralization is reached. In addition, the Class A Certificates will receive a distribution of principal from the financial guaranty insurance policy to cover losses on the mortgage loans allocated to the Class A Certificates.

See "Description of the Certificates--Principal Distributions on the Class A Certificates" in this prospectus supplement.

Credit Enhancement

The credit enhancement for the benefit of the certificates consists of:

Excess Interest. Because more interest is paid by the mortgagors than is necessary to pay the interest on the certificates each month, there will be excess interest. Some of this excess interest may be used to protect the certificates against some losses, by making an additional payment of principal up to the amount of the losses.

Overcollateralization. Any excess interest not used to cover interest shortfalls or current period losses will be paid as principal on the Class A Certificates to reduce the principal balance of the Class A Certificates below the aggregate principal balance of the mortgage loans. The excess amount of the balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the certificates as principal. This will reduce the principal balance of the certificates faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached.

See "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

[The Financial Guaranty Insurance Policy

_____________ will issue a financial guaranty insurance policy as a means of providing additional credit enhancement for the Class A Certificates. Under the policy, the financial guaranty insurer will pay an amount that will cover any shortfalls in amounts available to pay the interest distribution amount for the Class A Certificates on any distribution date, the principal portion of any losses on the mortgage loans allocated to the Class A Certificates and any unpaid certificate principal balance of the Class A Certificates on the final distribution date. The financial guaranty insurance policy will not provide coverage for prepayment interest shortfalls.]

[See "Description of the Certificates--Financial Guaranty Insurance Policy" and "The Financial Guaranty Insurer" in this prospectus supplement.]

[Advances

For any month, if the servicer does not receive the full scheduled payment on a mortgage loan, the servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.]

Optional Termination

On any distribution date on which the principal balances of the mortgage loans is less than 10% of their principal balances as of the cut-off date, the servicer or the depositor will have the option to:

o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates; or

o    purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates will receive the outstanding principal balance of the certificates in full with accrued interest. However, no purchase of the mortgage loans or certificates will be permitted if it would result in a draw under the policy unless the financial guaranty insurer consents to the termination. In either case, there will be no reimbursement of principal reductions or related interest that resulted from losses allocated to the certificates.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Ratings

When issued, the offered certificates will receive ratings which are not lower than those listed in the table on page S-[ ] of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

Legal Investment

When issued, the Class [ ] Certificates will not be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

The Class A Certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Persons investing assets of such plans or accounts should consult with their counsel before purchasing the notes.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust as [ ] real estate mortgage investment conduit[s]. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the trust and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each of the Class R Certificates will be the sole residual interest in one of the [ ] real estate mortgage investment conduits.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

      The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

      You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your   Losses on the mortgage loans may occur due to a
certificates may be  wide variety of causes, including a decline in
affected by losses   real estate values, and adverse changes in the
on the mortgage      borrower's financial condition.  A decline in
loans, which could   real estate values or economic conditions
occur due to a       nationally or in the regions where the
variety of causes,   mortgaged properties are located may increase
and are more likely  the risk of losses on the mortgage loans.
because a            [Special risks for specific loan types, such as
significant number   negative amortization or escalating payments,
of mortgage loans    will be disclosed if material to an individual
are secured by       offering.]
junior liens on the
mortgaged property.  [______% of the mortgage loans included in the mortgage loan pool are secured by second mortgages or deeds of trust. Proceeds from liquidation of the property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the servicer may write off the entire outstanding balance of the mortgage loan as a bad debt. The foregoing risks are particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios or low junior ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical. As of the cut-off date, the weighted average combined loan-to-value ratio of the mortgage loans is ______%, and approximately ______% of the mortgage loans will have combined loan-to-value ratios in excess of ______%.]

[The underwriting    [The underwriting standards under which the
standards for the    junior mortgage loans were underwritten are
junior mortgage      analogous to credit lending, rather than
loans create         mortgage lending, since underwriting decisions
greater risks to     were based primarily on the borrower's credit
you, compared to     history and capacity to repay rather than on
those for first      the value of the collateral upon foreclosure.
lien loans.]         The underwriting standards allow loans to be
                     approved with combined  loan-to-value ratios of
                     up to 125%.  See   "Description   of  the  Mortgage
                     Pool--Underwriting Standards" in this prospectus supplement. Because of the relatively high combined loan-to-value ratios of the mortgage loans and the fact that a significant number of the mortgage loans are secured by junior liens, losses on the mortgage loans will likely be higher than on traditional first lien mortgage loans.]

[Origination         [[       ]% of the mortgage loans included in
disclosure           the mortgage pool are subject to special rules,
practices for the    disclosure requirements and other regulatory
mortgage loans       provisions because they are high cost loans.
could create         Purchasers or assignees of these high cost
liabilities that     loans, could be exposed to all claims and
may affect the       defenses that the mortgagors could assert
return on your       against the originators of the mortgage loans.
certificates.]       Remedies available to the mortgagor include
                     monetary  penalties,  as well as  recission  rights
                     if the appropriate  disclosures  were not given as
                     required.  See "Certain   Legal   Aspects  of  the
                     Mortgage   Loans  and Contracts--The Mortgage Loans--
                     Anti-Deficiency  Legislation and Other Limitations on
                     Lenders" in the prospectus].

The return on your   One risk of investing in mortgage-backed
certificates may be  securities is created by any concentration of
particularly         the related properties in one or more
sensitive to         geographic regions.  Approximately __% of
changes in real      the cut-off date principal balance of the
estate markets in    mortgage loans are located in [California].  If
specific areas.      the regional economy or housing market weakens
                     in [California], or in any other region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to Class A Certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances, including riots.
                     [Concentrations material to an individual offering will be disclosed.]

Some of the          Approximately ___% of the mortgage loans (based
mortgage loans       on principal balances) are not fully amortizing
provide for large    over their terms to maturity and, thus, will
payments at          require substantial principal payments (i.e., a
maturity.            balloon amount) at their stated maturity.
                     Mortgage loans which require payment of a balloon amount involve a greater degree of risk because the ability of a mortgagor to pay a balloon amount typically will depend upon the mortgagor's ability either to timely refinance the loan or to sell the related mortgaged property.

                     See "Description of the Mortgage Pool" in this prospectus supplement.

The return on your   The only credit enhancement for the Class A
certificates will    Certificates will be:
be reduced if        o  the excess interest payments on the
losses exceed the       mortgage loans;
credit enhancement   o  overcollateralization represented by the
available to your       excess of the balance of the mortgage loans
certificates.           over the balance of the Class A
                        Certificates; and
                     [o a financial guaranty insurance policy
                        issued by ____________.]


The return on your   Mortgage loans similar to those included in the
certificates may be  mortgage loan pool have been originated for a
reduced in an        limited period of time.  During this time,
economic downturn.   economic conditions nationally and in most
                     regions of the country have been generally favorable. However, a deterioration in economic conditions could adversely affect the ability and willingness of mortgagors to repay their loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the mortgage loans.

[The reloading of    [With respect to mortgage loans which were used
debt could increase  for debt consolidation, there can be no
your risk.]          assurance that the borrower will not incur
                     further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans.]

The value of your    If the performance of the mortgage loans is
certificates may be  substantially worse than assumed by the rating
reduced if losses    agencies, the ratings of any class of the
are higher than      certificates may be lowered in the future.
expected             This would probably reduce the value of those
                     certificates. Neither the depositor, the servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

                     See "Summary-Credit Enhancement" and
                     "Description of the Certificates-Allocation of Losses; Subordination" in this prospectus supplement.


Adverse              The trust could become liable for an
environmental        environmental condition at a mortgaged
conditions on the    property. Any potential liability could reduce
mortgaged            or delay payments to certificateholders.
property may
reduce or delay      "Phase I" environmental assessments have been
your payments        performed on all but [  ] of the mortgaged
                     properties, which constitutes [ ]% of the initial pool balance. None of the environmental assessments revealed material adverse environmental conditions or circumstances affecting any mortgaged property, except those cases:

                     o     in which the adverse conditions were
                        remediated or abated before the date of
                        issuance of the certificates;

                     o  in which an operations and maintenance
                        plan or periodic monitoring of the mortgaged property or nearby properties was recommended;

                     o involving a leaking underground storage tank or groundwater contamination at a nearby property that had not yet materially affected the mortgaged property and for which a responsible party either has been identified under applicable law or was then conducting remediation of the related condition;

                     o in which groundwater, soil or other contamination was identified or suspected, and an escrow reserve, indemnity, environmental insurance or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;

                     o  involving radon; or

                     o  in which the related borrower has agreed to seek a "case
                        closed"   status  for  the  issue  from  the  applicable
                        governmental agency.

                     Some of the mortgage loans carry environmental insurance which may provide coverage in an amount equal to all or a portion of the principal amount of the loan or an amount necessary to provide for certain remediation expenses. There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                     To decrease the likelihood of environmental liability against the trust, the servicer is required to obtain a satisfactory environmental site assessment of a mortgaged property and see that any required remedial action is taken before acquiring title or assuming its operation.

                     See "Description of the Mortgage Pool--Underwriting Standards--Environmental Assessments" in this prospectus
                     supplement       and        "Description       of       the
                     Certificates--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans," "Risk Factors--Environmental conditions may subject the mortgaged property to liens or impose costs on the property owner" and "Certain Legal Aspects of the Mortgage Loans and Contracts--Environmental Legislation" in the prospectus.

Loss Mitigation
Practices
The release of a     [The servicer may use a wide variety of
lien may increase    practices to limit losses on the mortgage
your risk.           loans.  The pooling and servicing agreement
                     permits the servicer to release the lien on a limited number of mortgaged properties securing the mortgage loans, if the mortgage loan is current in payment. See "Pooling and Servicing Agreement--
                     Refinancing  of Senior Lien" and "--Collection and
                     Liquidation Practices; Loss Mitigation" in this prospectus supplement.]

Limited Obligations
Payments on the      The certificates represent interests only in
mortgage loans,      the Mortgage-Backed Pass-Through Certificates,
together with the    Series 200_-___ Trust.  Credit enhancement
financial guaranty   includes overcollateralization, excess
insurance policy,    interest, [and a financial guaranty insurance
are the primary      policy]. The certificates do not represent an
source of payments   interest in or obligation of the depositor, the
on your              servicer or any of their affiliates. None of
certificates.        the depositor, the servicer or any of their
                     affiliates   will  have  any   obligation   to  replace  or
                     supplement  the  credit  enhancement,  or to take any other action  to  maintain  any  rating of the  certificates.  If
                     proceeds   from   the   assets   of   the   Mortgage-Backed
                     Pass-Through Certificates, Series 200_-___ Trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the servicer or any of its affiliates.

Liquidity Risks
You may have to      A secondary market for your certificates may
hold your            not develop.  Even if a secondary market does
certificates to      develop, it may not continue or it may be
maturity if their    illiquid.  Neither the underwriter nor any
marketability is     other person will have any obligation to make a
limited.             secondary market in your certificates.
                     Illiquidity  means  you may not be able to find a buyer  to buy your  securities  readily or at prices that will enable you to  realize a  desired  yield.  Illiquidity  can have a
                     severe   adverse   effect  on  the  market  value  of  your
                     certificates.

                     Any class of offered certificates may experience illiquidity, although typically illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Special Yield and
Prepayment
Considerations


The yield to         The yield to maturity on each class of offered
maturity on your     certificates will depend on a variety of
certificates will    factors, including:
vary depending on
the rate of          o    the rate and timing of principal payments
prepayments.             on the mortgage loans, including
                         prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                     o   the pass-through rate for that class;

                     o   interest shortfalls due to mortgagor
                         prepayments; and

                     o   the purchase price of that class.

                     In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of          Because mortgagors can typically prepay their
prepayments on the   mortgage loans at any time, the rate and timing
mortgage loans will  of principal distributions on the offered
vary depending on    certificates are highly uncertain.  Typically,
future market        when market interest rates increase, borrowers
conditions, and      are less likely to prepay their mortgage
other factors.       loans.  This could result in a slower return of
                     principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are typically more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

                     [Approximately ___% of the mortgage loans permit the mortgagor to convert the adjustable rate on the mortgage loan to a fixed rate. Upon the conversion, the subservicer or the servicer will repurchase the mortgage loan, which will have the same effect as a prepayment in full. Mortgagors may be more likely to exercise their conversion options when interest rates are rising. As a result, the certificates may receive greater prepayments at a time when prepayments would not normally be expected.]

                     See "Maturity and Prepayment Considerations" in

                     the prospectus.

                     [______% of the mortgage loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which such prepayment charges apply. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.]

The yield on your    The offered certificates of each class have
certificates will    different yield considerations and different
be affected by the   sensitivities to the rate and timing of
specific             principal distributions.  The following is a
characteristics      general discussion of yield considerations and
that apply to that   prepayment sensitivities of each class.
class, discussed
below.               See "Certain Yield and Prepayment
                     Considerations" in this prospectus supplement.

   Class A           The Class A Certificates are subject to various
Certificates         priorities for payment of principal.
                     Distributions of principal on the Class A
                     Certificates with an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. Those classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans experienced both before and after the commencement of principal distributions on those classes.

                     See    "Description    of    the    Certificates--Principal
                     Distributions   on  the  Class  A  Certificates"   in  this
                     prospectus supplement.

   [Class A-1        The interest rate on the Class A-1 Certificates
   Certificates      will vary with One-Month LIBOR.   Therefore,
                     the yield to investors on the Class A-1  Certificates  will be  sensitive  to  fluctuations  in  the  level  of  LIBOR.
                     Investors   should  consider  whether  this  volatility  is
                     suitable to their investment needs.]

                     The Class A-1 Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the applicable margin. If the weighted average of the net mortgage rates on the mortgage loans is less than One-Month LIBOR plus the applicable margin, the interest rate on the Class A-1 Certificates will be reduced to that weighted average rate. Thus, the yield to investors in the Class A-1 Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the weighted average net mortgage rate on the related mortgage loans . The prepayment of the mortgage loans with higher net mortgage rates may result in a lower weighted average net mortgage rate. If on any distribution date the application of the weighted average net mortgage rate results in an interest payment lower than One-Month LIBOR plus the applicable margin on the Class A-1 Certificates during the related interest accrual period, the value of those certificates may be temporarily or permanently reduced. In a rising interest rate environment, the Class A-1 Certificates may receive interest at the weighted average net mortgage rate for a protracted period of time. In addition, in such a situation, there would be less excess interest payments on the mortgage loans to cover losses and to create additional overcollateralization.

   [Class A-3       It is not expected that the Class A-3
   Certificates     Certificates will receive any distributions of
                    principal until the  distribution  date  _______________  in
                    _______________,  Until the distribution date in , the Class
                    A-3   Certificates   may  receive  a  portion  of  principal
                    prepayments that is smaller than its pro rata share of principal prepayments.]

[Risks Particular
to Multifamily
Properties:]

[Reductions in       [  ] mortgaged properties, securing mortgage
occupancy and        loans that represent [  ]% of the initial pool
rent levels on       balance, are multifamily rental properties. A
multifamily          decrease in occupancy or rent levels could
properties could     result in realized losses on the mortgage
adversely affect     loans. Occupancy and rent levels on multifamily
their value and      properties may be adversely affected by:
cash flow
                     o  local,  regional or national economic conditions,  which may limit the  amount  of rent that can be  charged  for
                        rental  units or result in a  reduction  in timely  rent
                        payments;

                     o construction of additional housing units in the same market;

                     o  local military base or
                        industrial/business closings;

                     o  developments at local colleges and
                        universities;

                     o  national, regional and local politics,
                        including current or future rent
                        stabilization and rent control laws and
                        agreements;

                     o  trends in the senior housing market;

                     o  the level of mortgage interest rates,
                        which may encourage tenants in multifamily rental properties to purchase housing; and

                     o lack of amenities, unattractive physical attributes or bad reputation of the mortgaged property.]

[Student housing     [  ] of the mortgaged properties, securing
concentrations       mortgage loans that represent [  ]% of the
may affect cash      initial pool balance, are student housing or
flow of a            have high concentrations of student tenants. In
multifamily          addition to other multifamily real estate
property             risks, student housing risks include:

                     o increased influence of economic, social, governmental and demographic factors as they relate to the number of students attending colleges and universities in need of student housing;

                     o     reliance upon the well-being of the
                        colleges or universities to which the
                        facilities relate;

                     o student housing facilities are subject to competition from colleges and universities as well as other providers of student housing and physical layouts may not be readily convertible to traditional multifamily use;

                     o  maintenance and insurance costs of
                        student housing can exceed the typical costs of other multifamily housing;

                     o  tenants or sub-tenants are individuals
                        who often have little or no credit history, may not have parental guarantees and are not tied to the local community; and

                     o turnover of tenants or sub-tenants can be significant and student housing is less utilized or subject to reduced rents during summer months.

                     [ ] mortgaged properties, consisting principally of student housing, securing mortgage loans that represent [ ]% of the initial pool balance are primarily leased to one tenant, which increases the adverse effect of a tenant default or
                     lease   termination.

                     See  "Description  of  the  Mortgage
                     Pool--Significant Mortgage Loans--[ ]" in this prospectus supplement and "--Losses may be caused by tenant credit risk on the mortgage loans" below.]

[Restrictions        Tax credit, and city, state and federal housing
imposed on           subsidies or similar programs may apply to
multifamily          multifamily properties. The limitations and
properties by        restrictions imposed by these programs could
government           result in realized losses on the mortgage loans
programs could       that may be allocated to your class of
also adversely       certificates. These programs may include:
affect their
value and cash       o     rent limitations that could adversely
flow affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                     o tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                     The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.]

[Risks Particular
to Office
Properties:]

[Economic decline    [  ] mortgaged properties, securing mortgage
in tenant            loans that represent [  ]% of the initial pool
businesses or        balance, are office properties.
changes in
demographic          Economic decline in the businesses operated by
conditions could     the tenants of office properties may increase
adversely affect     the likelihood that a tenant may be unable to
the value and        pay its rent, which could result in realized
cash flow from       losses on the mortgage loans. A number of
office properties    economic and demographic factors may adversely
                     affect the value of office properties,
                     including:

                     o  the quality of the tenants in the
                        building;

                     o  the physical attributes of the building
                        in relation to competing buildings;

                     o  access to transportation;

                     o  the availability of tax benefits;

                     o the strength and stability of businesses operated by the tenant or tenants;

                     o  the desirability of the location for
                        business; and

                     o the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants.

                     These risks may be increased if revenue depends on a single tenant, if the property is owner-occupied or if there is a significant concentration of tenants in a particular business or industry. [ ] of the mortgaged properties representing [ ]% of the initial pool balance are secured by single tenant office properties. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.]

[Competition with    Competition from other office properties in the
other office         same market could decrease occupancy or rental
properties could     rates at office properties. Decreased occupancy
also adversely       could result in realized losses on the mortgage
affect the value     loans. Competition is affected by a property's
and cash flow        age, condition, design, such as floor sizes and
from office          layout, location, access to transportation and
properties           ability to offer amenities to its tenants,
                     including  sophisticated  building  systems,  such as fiber
                     optic  cables,   satellite  communications  or  other  base
                     building technological features.]

[Risks Particular
to Retail
Properties:]

[A significant       [  ] mortgaged properties, securing mortgage
tenant ceasing to    loans that represent [  ]% of the initial pool
operate at a         balance, are retail properties.
retail property
could adversely      A significant tenant ceasing to do business at
affect its value     a retail property could result in realized
and cash flow        losses on the mortgage loans. The loss of a
                     significant tenant may be the result of the tenant's voluntary decision not to renew a lease or to terminate it in accordance with its terms, the bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. There is no guarantee that any tenants will continue to occupy space in the related retail property.

                     Some component of the total rent paid by retail tenants may be tied to a percentage of gross sales. As a result, the correlation between the success of tenant businesses and property value is more direct for retail properties than other types of commercial property. Significant tenants or anchor tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at that property. If anchor stores in a mortgaged property were to close, the borrower may be unable to replace those anchor tenants in a timely manner on similar terms, and customer traffic may be reduced, possibly impacting sales at the remaining retail tenants. A retail "anchor tenant" is typically understood to be a tenant that is larger in size and is important in attracting customers to a retail property, whether or not it is located on the mortgaged property.

                     These risks may be increased when the property is a single tenant property. [ ] of the mortgaged properties representing [ ]% of the initial pool balance are single tenant retail properties. For a description of risk factors relating to single tenant properties, see "--Losses may be caused by tenant credit risk on the mortgage loans" below.]

[Retail              Changes in consumer preferences and market
properties are       demographics may adversely affect the value and
vulnerable to        cash flow from retail properties, particularly
changes in           properties with a specialty retail focus. You
consumer             may experience losses on the certificates due
preferences          to these changes. Retail properties are
                     particularly vulnerable to changes in consumer preferences and market demographics that may relate to:

                     o     changes in consumer spending patterns;

                     o     local competitive conditions, such as an
                        increased supply of retail space or the
                        construction of other shopping centers;

                     o     the attractiveness of the properties and
                        the surrounding neighborhood to tenants and their customers;

                     o     the public perception of the safety of
                        the neighborhood; and

                     o     the need to make major repairs or
                        improvements to satisfy major tenants.]
[Competition from    Retail properties face competition from sources
alternative          outside their local real estate market.
retail               Catalogue retailers, home shopping networks,
distribution         the internet, telemarketing and outlet centers
channels may         all compete with more traditional retail
adversely affect     properties for consumer dollars. These
the value and        alternative retail outlets are often
cash flow from       characterized by lower operating costs.
retail properties    Continued growth of these alternative retail
                     outlets could adversely affect the rents collectible at the retail properties which secure mortgage loans in the trust and result in realized losses on the mortgage loans.]

[Risks Particular
to Industrial
Properties:]

[Changes in          [  ] mortgaged properties, securing mortgage
economic and         loans that represent [  ]% of the initial pool
demographic          balance, are industrial properties. Economic
conditions could     decline in the businesses operated by the
adversely affect     tenants of industrial properties could result
the value and        in realized losses on the mortgage loans that
cash flow from       may be allocated to your class of certificates.
industrial
properties           These risks are similar to those of tenants of
                     office properties. Industrial properties, however, may be more dependent on a single tenant. [ ] of the mortgaged properties representing [ ]% of the initial pool balance are secured by single tenant industrial properties. For a description of risk factors relating to office properties, see "--Economic decline in tenant businesses or changes in demographic conditions could adversely affect the value and cash flow from office properties," and for a description of risk factors relating to single tenant properties, see
                     "--Losses may be caused by tenant credit risk on the mortgage loans" below.]

[Restrictions        Site characteristics at industrial properties
imposed by site      may impose restrictions that could cause
characteristics      realized losses on the mortgage loans that may
could also           be allocated to your class of certificates.
adversely affect     Site characteristics which affect the value of
the value and        an industrial property include:
cash flow from
industrial           o     clear heights;
properties
                     o     column spacing;

                     o     number of bays and bay depths;

                     o     truck turning radius;

                     o     divisibility;

                     o     zoning restrictions; and

                     o     overall functionality and accessibility.

                     An industrial property requires availability of labor sources, proximity to supply sources and customers, and accessibility to rail lines, major roadways and other distribution channels.]

[Restrictions        Properties used for many industrial purposes
imposed by           are more prone to environmental concerns than
increased            other property types. For a description of risk
environmental        factors relating to environmental risks, see
risks could also     "--Adverse environmental conditions on the
adversely affect     mortgaged property may reduce or delay your
the value and        payments" above.]

cash flow from
industrial
properties

[Risks Particular
to Hospitality
Properties:]

[Reductions in       [  ] mortgaged properties, securing mortgage
room rates or        loans that represent [  ]% of the initial pool
occupancy at a       balance, are hospitality properties. A decrease
hospitality          in room rates or occupancy at hospitality
property could       properties could result in realized losses on
adversely affect     the mortgage loans that may be allocated to
its value and        your class of certificates. Room rates and
cash flow            occupancy levels may depend upon the following
                     factors.

                     o  The  proximity  of  a  hospitality   property  to  major
                        population centers or attractions.

                     o Adverse local, regional or national economic conditions or the construction of competing hospitality properties. Because hospitality property rooms typically are rented for short periods of time, the performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

                     o A hospitality property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs.

                     o In many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                     o The viability of hospitality properties that are franchisees of national or regional hotel chains depends in large part on the continued existence and financial strength of the franchisor. The public perception of the franchise service mark and the duration of the franchise license agreement are also important. If the franchisee defaults on its debt, the trustee may be unable to use the franchise license without the consent of the franchisor due to restrictions on transfers imposed by the franchise license agreements.]

[Risks Associated
with Tenants

Generally:]

[Losses may be       Cash flow or value of a mortgaged property
caused by tenant     could be reduced if tenants are unable to meet
credit risk on       their lease obligations or become insolvent.
the mortgage loans   The inability of tenants to meet their
                     obligations may result in realized losses on the mortgage loans that may be allocated to your class of certificates.


                     o If tenant sales in retail properties decline, rents based on sales will decline. Tenants may be unable to pay their rent or other occupancy costs as a result of poor cash flow due to sales declines or the amount of the gross sales component of rent will be reduced. If a tenant defaults, the borrower may experience delays and costs in enforcing the lessor's rights.

                     o If a tenant were to become insolvent and subject to any bankruptcy or similar law, the collection of rental payments could be interrupted and foreclosure on the mortgaged property made more difficult. See "Certain
                        Legal Aspects of the Mortgage Loans and Contracts--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

                     These risks may be increased when the property is a single tenant property, is owner-occupied or is leased to relatively few tenants. [ ]of the mortgaged properties representing [ ]% of the initial pool balance are secured by single tenant properties.]

[Losses may be      The income from and market value of retail,
caused by the       office, multifamily and industrial properties
expiration of or    would decline if space leases expired or
tenant defaults     terminated, or tenants defaulted and the
on leases           borrowers were unable to renew the leases or
                    relet the space on comparable terms.

                   If space is not renewed at all or is not renewed on favorable terms, the trust may experience realized losses on the mortgage loans that may be allocated to your class of certificates.

                   Even if borrowers successfully relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash flow from the mortgaged properties. Although many of the mortgage loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient.]

[Tenant            The bankruptcy or insolvency of a major tenant,
bankruptcy         such as an anchor tenant, or a number of
entails risks      smaller tenants, may adversely affect the
                   income  produced  by a  mortgaged  property  and  result in realized losses on the mortgage loans that may be allocated to your class of certificates. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless collateral secures the claim. The claim would be limited to the unpaid rent reserved under the lease for the periods before the bankruptcy petition or earlier surrender of the leased premises that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent. Even if provisions in the lease prohibit assignment, in a bankruptcy, the tenant may assign the lease to another entity that could be less creditworthy than the tenant may have been at the time of origination of the mortgage loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts" in the prospectus.]

[Losses may be      [Losses may be realized on the mortgage  loans
caused by           that may be allocated to your class of  inadequate.
inadequate          certificates if property management is property inadequate.
property            The  property  manager  is  responsible for the
management          following activities:

                     o  responding to changes in the local market;

                     o  planning and implementing the rental
                        structure, including establishing levels of rent payments; and

                     o  ensuring that maintenance and capital
                        improvements are carried out in a timely fashion.

                     Sound property management controls costs, provides appropriate service to tenants and ensures that improvements are maintained. Sound property management can also maintain cash flow, reduce vacancy, leasing and repair costs and preserve building value. Property management errors can impair the long-term viability of a property.]

[Conflicts of        Managers  of  mortgaged  properties  and the
interests between    borrowers  may  experience  conflicts of
property managers    interest in the management or ownership of mortgaged
and owners           properties.  These  conflicts of interest could result in
losses               losses result in realized losses on the mortgage loans
                     that may be allocated to your class of
                     certificates. These conflicts of interests may exist because:

                     o  the mortgaged properties may be managed
                        by property managers affiliated with the borrowers;

                     o  the mortgaged properties may be managed
                        by property managers who also manage other properties that compete with the mortgaged properties; and

                     o affiliates of the managers or the borrowers, or the managers or the borrowers or both, may also own other properties, including competing properties.]

[Limited alternative[  ]  mortgaged   properties,   securing  mortgage
uses of other       loans that represent approximately [ ]% of the initial
property types      pool balance,  are "special purpose" properties
affect their        that have limited alternative uses.   "Special
value and cash
flow
                    "Special  purpose"  limitations  could  result  in cash flow realized  losses on the mortgage loans that maybe  allocated to your class of certificates. Mortgage loans
                    secured  by  other  property  types,   including  mixed  use
                    properties, may pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.]

[Losses may          An appraisal was conducted for each mortgaged
result if the        property in connection with its origination,
servicer is          and the loan-to-value ratios as of the cut-off
unable to sell a     date referred to in this prospectus supplement
mortgaged            are based on the appraisals. If the servicer
property securing    forecloses on a mortgaged property and realizes
a defaulted          liquidation proceeds that are less than the
mortgage loan for    appraised value, a realized loss on the
its appraised        mortgage loan could result that may be
value                allocated to your class of certificates.

                     Appraisals are not guarantees of present or future value. Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller as of a designated date. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale at a subsequent date. If a borrower defaults on a mortgage loan, the servicer may be unable to sell the related mortgaged property for its appraised value.

                     Appraisals  are  estimates  of  value  at the  time  of the appraisal based on the analysis and opinion of the appraiser. The values of the mortgaged properties may have changed significantly since the appraisal was performed. Most appraisals have not been updated since the mortgage loan was originated.]

[Subordinate         [  ] of the mortgaged properties securing [  ]%
financing on the     of the initial pool balance are encumbered by
mortgaged            subordinate debt that is not part of the
property may         mortgage pool. The existence of subordinate
increase risks       indebtedness may adversely affect the
                     borrower's  financial  viability or the  enforcement of its lender's  security  interest in the mortgaged  property and result in realized losses on the mortgage loans that may be allocated  to your class of  certificates.  The  borrower's financial  viability  or the  enforcement  of the  lender's
                     security   interest   could  be   adversely   affected   by
                subordinate financing because:

                     o refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                     o  reduced cash flow could result in
                        deferred maintenance; and

                     o if the borrower defaults after the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the mortgaged property could be delayed.

                     The holder of any material subordinate debt on each of the mortgaged properties has agreed not to foreclose for so long as the mortgage loan is outstanding and the trust is not pursuing a foreclosure action. All of the mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien before so encumbering the mortgaged property. A violation of this prohibition, however, may not become evident until the mortgage loan otherwise defaults. For a description of subordinate debt relating to the mortgaged properties, see "Description of the Mortgage Pool--Secured Subordinate Financing" in this prospectus supplement.]

[Mezzanine debt     The direct  parents of some  borrowers have pledged
secured by equity   or are  permitted to pledge their equity interest
in the borrower     in the  borrower to secure mezzanine debt incurred by
may increase risk   the parent or other obligations.  The  existence  of  this indebtedness could adversely affect the financial  viability of such  borrower or the  availability  of proceeds from the
                    operation   of  the   property   to  fund   items   such  as
                    replacements,   tenant   improvements   or   other   capital
                    expenditures.  The value of the equity in the borrower  held by the  sponsoring  entities of the  borrower  could also be
                    adversely   affected   by   the   existence   of   mezzanine
                    indebtedness or other obligations.  There is a risk that any holder of  mezzanine  debt may  attempt to use its rights as owner of the  mezzanine  loan to protect  itself  against an exercise of rights by the lender  under the  mortgage  loan.
                    For  a  description   of  mezzanine  debt  relating  to  the
                    mortgaged   properties  see  "Description  of  the  Mortgage
                    Pool--Unsecured Subordinate and Mezzanine Financing" in this prospectus supplement.]

[Related Borrowers  Some  borrowers   under  the  mortgage  loans  are
may make losses     affiliated  or under common  control with one
on the mortgage     another.  When borrowers are related, any
loans more severe   adverse  circumstances  relating  to one  borrower
                    or its affiliates, and affecting one mortgage loan or mortgaged property, also can affect the related borrower's mortgage loans or mortgaged properties which could make losses more likely or more severe or both than would be the case if there were no related borrowers.

                     For example, a borrower that owns or controls several mortgaged properties and experiences financial difficulty at one mortgaged property might defer maintenance at one or more other mortgaged properties to satisfy current expenses of the mortgaged property experiencing financial difficulty. Alternatively, the borrower could attempt to avert foreclosure by filing a bankruptcy petition. The bankruptcy or insolvency of one borrower or its affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of those mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. The insufficiency of cash flows could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Certain Legal
                     Aspects      of      the      Mortgage       Loans      and
                     Contracts--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.]

[Larger-than-       Several   mortgage   loans,   either individually or
average balance     together  with  other mortgage   loans  with  which   they
loans may make      cross-collateralized,  have outstanding severe balances
losses more severe  that are substantially higher than the average outstanding  balance.  If a mortgage pool includes
                    mortgage  loans  with  larger-than-average   balances,  any
                    realized    losses    on   the    mortgage    loans    with
                    larger-than-average balances could be more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were distributed among a larger number of mortgage loans.]

[Losses could        [  ] mortgage loans, representing [  ]% of the
result from          initial pool balance, are cross-collateralized
limitation on        with one or more other mortgage loans.
enforceability of    Cross-collateralization arrangements involving
cross-collateraliza-more than one borrower could be challenged as a
tion                 fraudulent  conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if that borrower were to become a debtor in a bankruptcy case.

                     The additional security provided by cross-collateralization would not be available if a court determines that the grant was a fraudulent conveyance. If a creditor were to successfully assert a fraudulent conveyance claim it could result in realized losses on the mortgage loans that may be allocated to your class of certificates. See "Certain Legal
                     Aspects      of      the      Mortgage       Loans      and
                     Contracts--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus and "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Related Borrowers, Cross-Collateralized Mortgage
                     Loans  and  Mortgage  Loans   Collateralized
                    by Multiple Properties" in this prospectus supplement.]

[Tax considerations [Payment  of  taxes  on any  net  income  from  "foreclosure
related to          property" acquired by the trust will reduce the net proceeds
foreclosure         available for  distribution  to  certificateholders.  If the may reduce payments trust acquires a mortgaged property after a default on the to certificate- related mortgage loan under a foreclosure or delivery of a
holders             deed in lieu of  foreclosure,  that property will be

                     considered "foreclosure property" under the tax rules applicable to real estate mortgage investment conduits. It will continue to be considered "foreclosure property" for a period of three full years after the taxable year of acquisition by the trust, with possible extensions. Any net income from this "foreclosure property," other than qualifying "rents from real property," will subject the real estate mortgage investment conduit containing the mortgage loans to federal and possibly state or local tax on that income at the highest marginal corporate tax rate.]

[State law           Some jurisdictions, including California, have
limitations on       laws that prohibit more than one "judicial
remedies             action" to enforce a mortgage, and some courts
                     have viewed the term "judicial action" broadly. The pooling and servicing  agreement  will require the servicer and any replacement  special servicer to obtain legal advice before enforcing  any rights under the mortgage  loans that relate to  properties  where  the  rule  could be  applicable.  In addition, the servicer and any replacement special servicer may be required to foreclose on  properties in states where
                     the  "one  action"  rules  apply  before   foreclosing   on
                     properties located in states where judicial foreclosure is the only permitted method of foreclosure.

                     Because of these considerations, the ability of the servicer and any replacement special servicer to foreclose on the mortgage loans may be limited by the application of state laws. Actions could also subject the trust to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The servicer will be required to consider these factors in deciding what alternative to pursue after a default.]

[Bankruptcy rules   [Operation  of the federal  bankruptcy  code and the related
may limit the       state  laws may  interfere  with the  ability of a lender to
ability of a        foreclose upon a lender mortgaged property and to take other
lender to enforce   actions to enforce its remedies against the borrower or
remedies            the mortgaged property. For a description of
                    risks related to bankruptcy, see "Certain Legal
                    Aspects of the Mortgage Loans and Contracts--Anti-Deficiency
                    Legislation and Other Limitations on Lenders" in the prospectus.]

[Increases in        [  ] mortgaged properties securing mortgage
ground rents may     loans, which represent [  ]% of the initial
adversely affect     pool balance, are subject solely to the lien of
a borrower's         a mortgage on the applicable borrower's
ability to make      leasehold interest under a ground lease. [  ]
payments under a     mortgaged properties securing mortgage loans,
related mortgage     which represent [  ]% of the initial pool
loan and cause       balance, are subject to the lien of either a
realized losses      mortgage on both the borrower's leasehold
on the mortgage      interest and the ground lessor's fee simple
loans                interest in the mortgaged property or a
                     mortgage on the borrower's  leasehold interest in a portion of the  mortgaged  property and the  borrower's  fee simple
                     interest  in  the   remaining   portion  of  the  mortgaged
                     property.

                     Mortgage loans secured by leasehold interests may provide for the resetting of ground lease rents based on factors such as the fair market value of the related mortgaged property or prevailing interest rates. Bankruptcy rules may limit the ability of a lender to enforce remedies.

                     The bankruptcy of a lessor or a lessee under a ground lease could result in losses on the mortgage loans. Upon bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume and continue or reject and terminate the ground lease. Section 365(h) of the federal bankruptcy code permits a ground lessee whose ground lease is rejected by a debtor ground lessor to remain in possession of its leased premises under the rent reserved in the lease for the term, including renewals of the ground lease. The ground lessee, however, is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a ground lessee/borrower in bankruptcy rejected any or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee that right. If the ground lessor and the ground lessee/borrower are involved in concurrent bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. If this happened, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. If the borrower's leasehold were to be terminated after a lease default, the leasehold mortgagee would lose its security.

                     Each of the ground leases related to the mortgage loans, however, generally contains the following protections to mitigate this risk:

                     o It requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them.

                     o  It permits the leasehold estate to be assigned to and by the leasehold mortgagee at and after a foreclosure sale.

                     o  It  contains   certain   other   protective   provisions
                        typically included in a "mortgageable" ground lease.

                     See "Description of the Mortgage Pool--Ground Leases" in this prospectus supplement.]

[Your payments       Noncompliance with zoning and building codes
may be reduced or    may cause the borrower to experience cash flow
delayed if zoning    delays and shortfalls. These delays or
and building code    shortfalls in payments could result in realized
noncompliance on     losses in the mortgage loans that may be
the mortgaged        allocated to your class of certificates.
properties
adversely affects    Each seller has taken steps to establish that
the ability of       the use and operation of the related mortgaged
borrowers to make    properties securing the mortgage loans are in
payments on the      compliance in all material respects with all
mortgage loans       applicable zoning, land-use, building, fire and
                     health ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, certifications from government officials, title policy endorsements or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations. Some violations may exist at any particular mortgaged property, but the seller does not consider those defects known to it to be material.

                     In many cases, the use, operation or structure of a mortgaged property constitutes a permitted nonconforming use or structure that may not be rebuilt to its current state if a material casualty event occurs. Generally, insurance proceeds will be available in the event of a casualty affecting the mortgaged property. The insurance proceeds will be available to rebuild the mortgaged property or for application to the mortgage loan. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls as referred to above.]

[Changes in          As the mortgage loans are repaid, liquidated or
concentrations of    repurchased, the characteristics of the pool
borrowers,           may vary. For example, the relative
mortgage loans or    concentrations of properties, geographic
property             location, property characteristics, and number
characteristics      of borrowers and affiliated borrowers may
may increase the     change. Classes that have a lower priority for
likelihood of        payment of principal are more likely to be
losses on the        exposed to risks associated with any of these
certificates         changes.]

[Compliance with     If the borrower were required to pay expenses
the Americans        and fines imposed by the Americans with
with Disabilities    Disabilities Act of 1990, the amount available
Act may reduce       to make payments on the mortgage loan would be
payments to          reduced. Reductions in funds available to make
certificateholders   mortgage loan payments could result in realized
                     losses on the mortgage  loans that may be allocated to your
                     class   of   certificates.   Under   the   Americans   with
                     Disabilities Act, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If the mortgaged properties do not comply with this law, the borrowers may be required to incur costs of compliance. Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.]

[Litigation  may     Legal  proceedings may be pending and, from
reduce payments to   time  to  time,  threatened,  against  the
certificates         borrowers and their affiliates relating to the business
                     of the borrowers and their affiliates, or arising out of the ordinary course of that business.
                     This litigation could have a material adverse effect on the distributions to certificateholders.]

                                  INTRODUCTION

      The Depositor will establish a trust with respect to Series -__ on the closing date, under a pooling and servicing agreement among the depositor, the servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust a pool of mortgage loans that, in the aggregate, will constitute a mortgage pool, and that will be secured by first or junior liens on one-to four-family residential properties.

      Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

General

      The mortgage pool will consist of mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on or before the cut-off date, of $ . The mortgage loans are secured by [first] [and junior liens] on fee simple or leasehold interests in [one- to four-family residential][commercial][multifamily] real properties. [___% of the mortgage loans have a due date other than the first day of each month]. In each case, the property securing the mortgage loan is referred to as the mortgaged property. [The mortgage pool will consist of [fixed] [adjustable]-rate mortgage loans with terms to maturity of not more than [ ] years from the date of origination. [Approximately __% of the mortgage loans are secured by second liens on the mortgaged properties.] All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.

      All of the mortgage loans were purchased by the depositor from, and will be serviced by, [ ]. See "The Seller and Servicer" below.

      Under the terms of the pooling and servicing agreement, the Seller will make representations and warranties with respect to the mortgage loans to the trustee for the benefit of the certificateholders.

      To the extent that the Seller does not repurchase a mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan, neither the Depositor nor any other person will be required to repurchase the mortgage loan.

[Balloon Loans

      [ ] of the mortgage loans, which represent approximately [ ]% of the initial pool balance, are balloon loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of those mortgage loans. As a result, a substantial principal amount will be due and payable together with the corresponding interest payment on each balloon loan on its maturity date, unless the borrower prepays the balloon loan before its maturity date.]

[Defeasance

      [ ]% of the mortgage loans secured by commercial properties provide that after a specified period, if no default exists under the mortgage loan, the borrower may exercise a defeasance option to obtain the release of one or more of the mortgaged properties, from the lien of the mortgage upon satisfaction of conditions, including that the borrower:

      (1)  pays on any due date

          o all interest accrued and unpaid on the principal balance of the mortgage note to and, including that due date,

          o    all  other  sums,   excluding  scheduled  interest  or  principal
               payments not yet due and owing, due under the mortgage loan, and

          o    any costs and expenses related to the release,

      (2)  delivers or pledges to the trustee defeasance collateral

          o    that  consists  of  direct,   non-callable   obligations  of,  or
               non-callable obligations, fully guaranteed as to timely payment by, the United States of America; and

          o    that provides payments:

          o on or before all successive scheduled payment dates from that due date to the related maturity date, and

          o in an amount equal to or greater than the scheduled payments due on those dates under the mortgage loan, or, for cross-collateralized mortgage loans or mortgage loans secured by multiple mortgaged properties which permit defeasance, an amount equal to not less than the portion of the scheduled payments allocable to the released mortgaged property, and

      (3) delivers a security agreement granting the trust a first priority security interest in the defeasance collateral and an opinion of counsel to that effect.

      The mortgaged property will be released from the lien of the mortgage loan and the defeasance collateral will be substituted as the collateral securing the mortgage loan when these conditions are met.]

[Prepayment Provisions

      Each mortgage loan prohibits voluntary principal prepayments at any time except during an open period following the expiration of the lockout period and defeasance period for that mortgage loan or during a period following the lockout period when any prepayment must be accompanied by a prepayment premium.

      Any prepayment premiums actually collected on the mortgage loans will be distributed to the respective classes of certificateholders in the amounts and
priorities        described        under        "Description        of       the
Certificates--Distributions--Distributions of Prepayment Premiums" in this prospectus supplement. The enforceability of provisions similar to the provisions of the mortgage loans providing for the payment of a prepayment premium upon an involuntary prepayment is unclear under the laws of a number of states. The obligation to pay a prepayment premium with an involuntary prepayment may not be enforceable under applicable law or, if enforceable, the foreclosure proceeds may not be sufficient to make the payment.

      Liquidation proceeds recovered from any defaulted mortgage loan will, in most cases, be applied to cover outstanding servicing expenses and unpaid principal and interest before being applied to cover any prepayment premium due. The depositor makes no representation as to the enforceability of the provision of any mortgage loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium. Generally, no prepayment premium will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. See "Certain Legal Aspects of the Mortgage Loans and Contracts--Default Interest and Limitations on Prepayments" in the prospectus.

      In most cases, no prepayment premium will be payable upon any mandatory prepayment of a mortgage loan caused by a casualty or condemnation. No prepayment premium will be payable with the repurchase of a mortgage loan by a seller for a breach of representation or warranty or any failure to deliver any related documentation on the part of that seller. No prepayment premium will be payable with the purchase of all of the mortgage loans and any REO properties in connection with the termination of the trust fund or with the purchase of defaulted mortgage loans by the servicer or any holder or holders of certificates evidencing a majority interest in the controlling class.]

[Related Borrowers, Cross-Collateralized Mortgage Loans and Mortgage Loans Collateralized by Multiple Properties

      [ ] mortgage loans, which represent [ ]% of the initial pool balance, are cross-collateralized mortgage loans among groups of related borrowers. [ ] mortgage loans, other than the cross-collateralized mortgage loans, which represent [ ]% of the initial pool balance, are secured by one or more mortgages encumbering multiple mortgaged properties. Each of these mortgage loans is evidenced by a separate mortgage note, and is not treated as a set of cross-collateralized mortgage loans. Because of this, the total number of mortgage loans in the mortgage pool is [ ], while the total number of mortgaged properties in the mortgage pool is [ ]. In most cases, we treat a mortgage loan that is secured by mortgaged properties that are located in more than one state as an individual mortgage loan, except that when we describe the geographic concentration and property type distribution of the mortgage pool, we treat these mortgage loans as multiple mortgage loans that are allocated a cut-off date balance based on the allocated loan amount. Losses could result from limitations on the enforceability of cross-collateralization. For a discussion of risks related to cross-collateralized loans, see "Risk Factors" in this prospectus supplement.

      [insert additional  disclosure regarding isolating  individual  properties
and  risks,   rights  and   obligations   of  the  parties  in  respect  of  the
cross-collateralized groups, as appropriate]

      In addition to the cross-collateralized loans and the mortgage loans secured by multiple mortgaged properties, some sets of mortgage loans were made to borrowers who are affiliated or under common control with one another. None of these sets of mortgage loans represents more than [ ]% of the initial pool balance.]

[Due-on-Sale and Due-on-Encumbrance Provisions

      All of the mortgage loans contain both due-on-sale and due-on-encumbrance clauses. With limited exceptions, these clauses either:

          o permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or transfers or encumbers the mortgaged property in violation of the terms of the mortgage or other loan documents, or

          o prohibit the borrower from doing so without the consent of the holder of the mortgage. See "--Secured Subordinate Financing" in this prospectus supplement.

      Some of the mortgage loans permit either:

          o    transfer  of  the  related   mortgaged   property  if   specified
               conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or

          o    transfers to specified parties related to the borrower.

      The servicer will determine, in accordance with the servicing standard, whether to exercise any right the holder of any mortgage may have under a due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan or to withhold its consent to the transfer or encumbrance of the mortgaged property.]

[Secured Subordinate Financing

      [ ] mortgage loans representing [ ]% of the initial pool balance are secured by mortgaged properties known to be encumbered by subordinated debt that is not part of the mortgage pool. In all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related mortgage loan is outstanding and the trust is not pursuing a foreclosure action. All of the remaining mortgage loans either prohibit the borrower from encumbering the mortgaged property with additional secured debt or will require the consent of the trustee before so encumbering the property. See "Risk Factors--Subordinate financing on the mortgaged property may increase risks" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans and Contracts--Subordinate Financing" in the prospectus.

      The following table indicates those mortgaged properties that are known to the depositor to be encumbered by secured subordinate debt, the initial principal amount of the secured subordinate debt and the cut-off date principal balances of the related mortgage loans.

                            Secured Subordinate Debt

                                                            PRINCIPAL
                                                  % OF      AMOUNT OF
           LOAN                         CUT-OFF   INITIAL    SECURED
 CONTROL  LOAN                           DATE      POOL     SUBORDINATE
  NUMBER  NUMBER     PROPERTY NAME      BALANCE   BALANCE      DEBT





[Unsecured Subordinate and Mezzanine Financing

      Some of the mortgage loans may permit the borrower to incur unsecured subordinated debt in the future, in most cases, conditioned upon delivery of a subordination agreement or standstill agreement or both and requirements that limit the use of proceeds to refurbishing or renovating the property or acquiring furniture, fixtures and equipment for the property or both. [ ] of the mortgage loans having a cut-off date balance of $[ ], and representing approximately [ ]% of the initial pool balance, permits the borrower to incur unsecured subordinated debt and/or mezzanine debt secured by equity interests in the borrower if the sum of all mezzanine, subordinated and other debt secured by the mortgaged property does not exceed 80% of the lesser of the (a) fair market value of the property determined by the lender and (b) the most recent purchase price of the property. Some of the mortgage loans also permit the owner of the borrower to incur "mezzanine debt" secured by the ownership interest in the borrower. This financing effectively reduces the indirect equity interest of any such owner in the related mortgaged property. No such "mezzanine debt" is included in the mortgage pool. At the time such mezzanine or subordinated debt is incurred, the DSCR for that mortgage loan may not be less than 1.20x and the total DSCR (on a pro forma basis) must not be less than 1.10x. Subject to these tests, there is no cap on the amount of unsecured subordinated debt or mezzanine debt that may be incurred.

      Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

      Except as described above, the depositor has not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

      See "Risk Factors--Subordinate financing on the mortgaged property may increase risk" and "--Mezzanine debt secured by equity in the borrower may increase risk" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans and Contracts--Subordinate Financing" in the prospectus.]

[Ground Leases

      [ ] mortgaged properties securing mortgage loans, which represent [ ]% of the initial pool balance, are subject solely to the lien of a mortgage on the applicable borrower's leasehold interest in such mortgaged property.

      [ ] mortgaged properties securing mortgage loans, which represent [ ]% of the initial pool balance, are subject to the lien of either:

          o a mortgage on both the borrower's leasehold interest and the ground lessor's fee simple interest in the mortgaged property or

          o a mortgage on both the borrower's leasehold interest in a portion of the mortgaged property and the borrower's fee simple interest in the remaining portion of the mortgaged property.

      [ ] of the ground leases (including any extension options) expire less than ten years after the stated maturity of the related mortgage loan. Under the terms of each such ground lease, the ground lessor generally has either made its fee interest subject to the related mortgage or, typically, has agreed to give the holder of the mortgage loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.]

[Significant Mortgage Loans

[The [  ] Loan

      The Loan. The "[ ] loan" representing [ ]% of the initial pool balance was originated by [ ] on [ ] and has a principal balance as of the cut-off date of approximately $[ ]. The [ ] loan is a balloon loan with a maturity date of [ ] and is secured by, among other things, a fee mortgage encumbering a [[ ] unit multifamily building with retail space] located in [ ]. The [ ] loan was made to [ ].

      Payment and prepayment terms for the [ ] loan are set forth in the following table:

      [[  ] Loan Payment and Prepayment Table].

      The [  ] Property. [  ].

      Defeasance. [  ].

      Value. [  ].

      Underwritten NCF and DSC Ratio. [ ].

      Property Management. [  ].

      Master Lease. [  ].

      Debt Service Reserve. [  ].

      Lockbox. [  ].]

Mortgage Pool Characteristics

      None of the mortgage loans will have been originated prior to , or will have a maturity date later than 1, 20 . No mortgage loan will have a remaining term to maturity as of the cut-off date of less than months. The weighted average remaining term to maturity of the mortgage loans as of the cut-off date will be approximately months. The weighted average original term to maturity of the mortgage loans as of the cut-off date will be approximately months. __% of the mortgage loans are fully amortizing and have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of these mortgage loans of __ months. __% of the mortgage loans are fully amortizing and have original terms to maturity of approximately thirty years, with a weighted average remaining term to stated maturity of these mortgage loans of __ months.

      [Approximately % of the mortgage loans will be Buy-Down Loans.]

      None of the mortgage loans provide for deferred interest or negative amortization.

      [Approximately ___% of the mortgage loans are Convertible Mortgage Loans, which provide that, at the option of the related mortgagor, the adjustable interest rate on a mortgage loan may be converted to a fixed interest rate. Upon conversion, the mortgage rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related mortgage note which formula is intended to result in a mortgage rate which is not less than the then current market interest rates, subject to applicable usury laws. After the conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.]

      [The servicer will be obligated to repurchase any Convertible Mortgage Loan following the conversion thereof at a price equal to the unpaid principal balance thereof plus accrued interest to the first day of the month in which the purchase price is to be distributed to the Class A Certificates. If the servicer fails to repurchase a Convertible Mortgage Loan following the conversion thereof, it will not constitute an Event of Default under the Pooling and Servicing Agreement and the mortgage loan will remain in the trust fund as a fixed-rate loan.]

      Approximately ___% of the mortgage loans will have mortgage rates calculated on the basis of the simple interest method. See "The Trust Fund--The Mortgage Pools--Simple Interest Loans" in the prospectus.

      [Mortgage Rate Adjustment: The mortgage rate on the mortgage loans will adjust semi-annually commencing approximately six months after origination, on the adjustment date specified in the related mortgage note, to a rate equal to the sum, rounded as specified in the related mortgage notes, of Six-Month LIBOR and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement.]

      [The amount of the monthly payment on each mortgage loan will be adjusted semi-annually on the due date of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding principal balance of each mortgage loan over its remaining term to stated maturity. As of the cut-off date, ___% of the mortgage loans will have reached their first adjustment date. The mortgage loans will have various adjustment dates, note margins and limitations on the mortgage rate adjustments, as described below.]

      [The mortgage rate on each loan may not increase or decrease on any adjustment date by more than a specified percentage per annum. This periodic rate cap is not more than ___%, except that the mortgage rate on some of the mortgage loans may adjust up to ___% on the initial adjustment date.]

      [The mortgage rate on a mortgage loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for such mortgage loan in the related mortgage note. The minimum mortgage rate for each mortgage loan will be equal to the note margin, except in the case of ____% of the mortgage loans, which have a minimum mortgage rate greater than the note margin. The minimum mortgage rates on the mortgage loans will range from ____% to ____%, with a weighted average minimum mortgage rate as of the cut-off date of _____%. The maximum mortgage rates on the mortgage loans will range from ____% to ______%, with a weighted average maximum mortgage rate as of the cut-off date of
____%. No mortgage loan provides for payment caps on any adjustment date that would result in deferred interest or negative amortization.]

      [Six-Month LIBOR. The reference date with respect to each mortgage loan is the date as of which Six-Month LIBOR, as published by The Wall Street Journal, is determined. The reference date with respect to each mortgage loan is:

          o the first business day of the month immediately preceding the month in which the adjustment date occurs,

          o    the date forty-five days prior to the adjustment date,

          o    the date fifteen days prior to the adjustment date, or

          o the 20th day of the month preceding the month in which the adjustment date occurs;

except that the reference date with respect to ___ mortgage loans, representing approximately ___% of the aggregate principal balance of the mortgage loans, will adjust with respect to Six-Month LIBOR as published by Fannie Mae and as most recently available as of the date forty-five days prior to the adjustment date.]

      [Listed below are levels of Six-Month LIBOR as published by The Wall Street Journal that are or would have been applicable to mortgage loans with a reference date of the first business day of the preceding month, and having the following adjustment dates for the indicated years. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published in The Wall Street Journal on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR, as published by Fannie Mae or The Wall Street Journal. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan based on Six-Month LIBOR.]

      [table of Six-Month LIBOR]


      The initial mortgage rate in effect on a mortgage loan typically will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on Six-Month LIBOR and the related note margin. Therefore, unless Six-Month LIBOR declines after origination of a mortgage loan, the related mortgage rate will typically increase on the first adjustment date following origination of such mortgage loan, subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because such mortgage loans may have different adjustment dates (and the mortgage rates therefore may reflect different related Index values), note margins, maximum mortgage rates and minimum mortgage rates. The net mortgage rate with respect to each mortgage loan as of the cut-off date will be set forth in the mortgage loan schedule attached to the Pooling and Servicing Agreement. The net mortgage rate on each mortgage loan will be adjusted on each adjustment date to equal the servicing fee rate, which the mortgage rate on the mortgage loan minus the sum of (i) the rate per annum at which the servicing fee accrues on the mortgage loan and (ii) the policy premium rate, which is the amount of the premium payable to the financial guaranty insurer with respect to the financial guaranty insurance policy, subject to any periodic rate cap, but may not exceed the maximum net mortgage rate, or be less than the minimum net mortgage rate for such mortgage loan. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.]

      Set forth below is a description of some additional characteristics of the mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

                                 Mortgage Rates

                                      Cut-off Date
                      Number of        Principal        Percent of
Mortgage Rates (%)  Mortgage Loans      Balance       Mortgage Pool


                                      $                          %

  Total                               $                          %

      As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately % per annum.



                    Original Mortgage Loan Principal Balances

                                      Cut-off Date

Original Mortgage     Number of        Principal      Percentage of
   Loan Balance     Mortgage Loans      Balance       Mortgage Pool


  $                                   $                          %






  Total                               $                          %

      As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $ .

                     Net Mortgage Rates of the Mortgage Loans

                                 Number of  Cut-off Date  Percent of
Net Mortgage                     Mortgage    Principal     Mortgage
Rates (%)                          Loans      Balance       Loans
  6.000-................6.499               $                       %
  6.500-................6.999
  7.000-................7.499
  7.500-................7.999
  8.000-................8.499
  8.500-................8.999
  9.000-................9.499
  9.500-................9.999
 10.000-...............10.499
 11.000-...............11.499
 11.500-...............11.999
 12.000-...............12.499
 12.500-...............12.999
 13.000-...............13.499
      Total..................               $                       %


      As of the cut-off date, the weighted average net mortgage rate of the mortgage loans will be approximately _______% per annum.

                         [Combined Loan-to-Value Ratios

                                      Cut-off date

  Combined Loan       Number of        Principal      Percentage of
to Value Ratio (%)  Mortgage Loans      Balance       Mortgage Pool

                                      $                          %




  Total                               $                          %

      The weighted average combined LTV ratio at origination of the mortgage
loans will be approximately         %.]
                            --------
-

      [The method for calculating the combined LTV ratio is described below under the caption "Underwriting Standards."]

                      [Junior Ratios of the Mortgage Loans

                                             Cut-off

                                Number of      Date     Percent of
                                Mortgage    Principal    Mortgage

 Junior Ratio(%)                    Loans    Balance       Loans

          -                                  $                %
          -
          -
          -
          -
          -
          -
          -
          -
          -

            Total                            $                %
                                             =====
------------------
           Excludes mortgage loans secured by first liens on the related mortgaged property. With respect to each mortgage loan secured by a second lien on the related mortgaged property, the Junior Ratio is the ratio of the original principal balance of the mortgage loan to the sum of (i) the original principal balance of that mortgage loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of that mortgage loan.

          The weighted average Junior Ratio as of the cut-off date was approximately __%.]


                 Geographic Distributions of Mortgaged Properties

                                      Cut-off Date
                      Number of        Principal      Percentage of
      State         Mortgage Loans      Balance       Mortgage Pool


[California                           $                          %

Connecticut

Illinois

New Jersey

New York]

Other (1)

  Total                               $                          %

      (1) Other includes states and the District of Columbia with under 3% concentrations individually.


      No more than % of the mortgage loans will be secured by mortgaged properties located in any one zip code area in California and no more than % of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside California.

                              Mortgage Loan Purpose

                                      Cut-off Date
                      Number of        Principal      Percentage of
   Loan Purpose     Mortgage Loans      Balance       Mortgage Pool


Purchase                              $                          %

Rate/Term
Refinance

Equity Refinance

  Total                               $                          %

      The weighted average combined LTV ratio at origination of rate and term refinance mortgage loans will be %. The weighted average combined LTV ratio at origination of equity refinance mortgage loans will be %.


                        Mortgage Loan Documentation Types

                                      Cut-off Date
                      Number of        Principal      Percentage of
Documentation Type  Mortgage Loans      Balance       Mortgage Pool


Full                                  $                          %

Reduced

  Total                               $                          %

          o For purposes of the above table, Reduced Documentation Type includes mortgage loans which were underwritten under a no stated
               income                                                   program.

      [The weighted average LTV ratio at origination of the mortgage loans which were underwritten under a reduced loan documentation program will be %. No more than % of the reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.]

                                 Occupancy Types

                                      Cut-off Date
                      Number of        Principal      Percentage of
    Occupancy       Mortgage Loans      Balance       Mortgage Pool


Primary Residence                     $                          %

Second/Vacation

Non Owner-occupied

  Total                               $                          %

                            Mortgaged Property Types


                                      Cut-off Date
                      Number of        Principal      Percentage of
  Property Type     Mortgage Loans      Balance       Mortgage Pool


Single-family                         $                          %
detached

Planned Unit
Developments
(detached)

Two- to
four-family units

Condo Low-Rise
(less than 5
stories)

Condo Mid-Rise (5
to 8 stories)

Condo High-Rise
(9 stories or
more)

Townhouse

Planned Unit
Developments
(attached)

Cooperative Units

Multifamily

Leasehold

  Total                                    $                     %

                      [Lien Priority of the Mortgage Loans

                              Number of      Cut-off Date    Percent of
      Lien Property         Mortgage Loans     Principal      Mortgage
                                                Balance        Loans


First Lien                                     $                  %
                                               --              ---
Second Lien                                    $                  %
                                               --              ---
     Total                                     $                  %]
                                               ==              ===
-

           Remaining Term of Scheduled Maturity of the Mortgage Loans

                                 Number of  Cut-off Date Percent of

 Months Remaining to Scheduled   Mortgage    Principal   Mortgage
            Maturity               Loans      Balance      Loans

                                                    $
                                                         %
                                                         %

                                                         %

                                                         %

                                                         %

                                                         %

                                                         %

                                                         %

     Total       $             %                         %

      The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately ___ months.

      [In connection with each mortgage loan that is secured by a leasehold interest, the related seller shall have represented to the depositor that, among other things:

          o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

          o residential property in the area consisting of leasehold estates is readily marketable;

          o the lease is recorded and no party is in any way in breach of any provision of the lease;

          o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

          o the remaining term of the lease does not terminate less than ten years after the maturity date of each such mortgage loan.

Underwriting Standards

General

      All of the mortgage loans included in the mortgage pool will be acquired by the depositor from the seller. The following is a brief description of the various underwriting standards and the procedures applicable to the mortgage loans.

      All [one- to four-family residential][commercial][multifamily] mortgage loans must meet acceptable credit, appraisal and underwriting criteria as established by the seller. The seller's underwriting standards are applied in accordance with applicable state and federal laws and regulations. Underwriting guidelines are established to set acceptable criteria regarding credit history, repayment ability, adequacy of necessary liquidity, and adequacy of the collateral. These guidelines typically conform to secondary market standards, particularly for conforming loan amounts.

      Additional loan-to-value ratio guidelines are established for individual programs and loan amount ranges.

      [The mortgage loans have been originated under documentation guidelines classified as "Full Doc", "Low Doc Reduced Doc" and "Streamline Refinance Doc." The Full Doc program consists of two years of tax returns for self-employed applicants, paystubs and W-2's for salaried applicants and bank statements for verification of liquidity. The Low Doc program utilizes income as stated by the borrower in the loan application and, for certain loan-to-value ratios and loan amounts, assets as stated by the borrower. In Low Doc transactions, independent confirmation of the borrower's source of income is obtained. The Reduced Documentation program utilizes borrower paystubs and W-2 forms and a Streamline Refinance Documentation program utilizes borrower paystubs and original appraised value with a current drive-by inspection.]

      The seller's underwriting of the mortgage loans consisted of an analysis of the following applicant information:

          o an applicant's income, employment, assets, debts, payments and specific questions regarding credit history,

          o    an evaluation and confirmation of an applicant's credit history,

          o the adequacy and stability of an applicant's income, including a review of the documentation, verification of employment and income, an analysis of tax returns and statements of assets and liabilities.

          o calculations are made to establish the relationship between fixed expenses and gross monthly income, which are reviewed for the applicant's overall ability to repay the mortgage loan including other income sources, commitment to the property as evidenced by loan to value, other liquid resources, ability to accumulate assets and other compensating factors, and

          o the adequacy of the mortgaged property to serve as collateral for a mortgage loan, including a physical inspection of the property, an evaluation of the property's value for recent sales of
               comparable   properties  and  its   conformity  to   neighborhood
               standards.

      [All mortgage loans are subject to a sampling by the seller's internal Quality Assurance Department, which reviews and reverifies a statistical sampling of loans on a regular basis. All loans with loan-to-value ratios over 80% have either private mortgage insurance coverage in an amount meeting Fannie Mae and Freddie Mac requirements or a higher interest rate in lieu of private mortgage insurance.] Adequate title insurance and hazard insurance is required for all loans. From time to time, loan-to-value ratio exceptions may be made for credit worthy applicants who exhibit strong compensating factors and well supported collateral valuations.

      [Environmental Assessments

      "Phase I" environmental site assessments or updates of previously conducted assessments were performed on all but [ ] of the mortgaged properties, which constitute [ ]% of the initial pool balance. "Phase II" environmental site assessments were performed on some mortgaged properties. These environmental site assessments were performed for the seller or the report was delivered to the seller as part of its acquisition or origination of the mortgage loan. For all but [ ] of the mortgaged properties which represent [ ]% of the initial pool balance, these environmental assessments were performed during the 12-month period before the cut-off date.

      Material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in "Risk Factors--Adverse environmental conditions on the mortgaged property may reduce or delay your payments."

      The information contained in this prospectus supplement is based on the environmental assessments and has not been independently verified by the depositor, the seller, the servicer, the underwriters or any of their respective affiliates.]

      [Property Condition Assessments

      Inspections or updates of previously conducted inspections of all except [ ] of the mortgaged properties, which constitute [ ]% of the initial pool balance, were conducted in connection with the origination or the purchase of the related mortgage loan by independent licensed engineers or architects or both. For all but [ ] of the mortgaged properties, which secure mortgage loans representing [ ]% of the initial pool balance, the inspections were conducted within the 12-month period before the cut-off date for the related mortgage loan. The inspections were conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the mortgaged properties indicated a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance were completed before closing or cash reserves were established to fund the deferred maintenance or replacement items or both.]

      [Appraisals

      An appraisal for each mortgaged property was performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For all but [ ] of the mortgaged properties, which secure mortgage loans representing [ ]% of the initial pool balance, the appraisals were performed during the 12-month period before the cut-off date. The appraised value of the mortgaged property or properties is greater than the original principal balance of the mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All appraisals were conducted by an independent appraiser that is state certified or designated as a member of the Appraisal Institute. The appraisal for all but [ ] mortgaged properties, which constitute [ ]% of the initial pool balance, or a separate letter contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal. However, none of the depositor, the underwriters, or the seller has independently verified the accuracy of the appraiser's statement. For a discussion of the risks related to appraisals, see "Risk Factors--Losses may result if the servicer is unable to sell a mortgaged property securing a defaulted mortgage loan for its appraised value" in this prospectus supplement.

      For information about the values of the mortgaged properties available to the depositor as of the cut-off date.]

[Hazard, Liability and Other Insurance

      The  mortgage  loans  typically  require  that the  mortgaged  property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property. If applicable, the policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation.

      Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included any area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards. The flood insurance policy must meet the requirements of the then current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

          o    the outstanding principal balance of the mortgage loan,

          o    the full insurable value of the mortgaged property,

          o the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

          o 100% of the replacement cost of the improvements located on the mortgaged property, except in some cases where self-insurance was permitted.

      The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage.

      Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the mortgaged property in an amount customarily required by institutional lenders.

      Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related mortgaged property for not less than twelve months.

      The mortgaged properties are typically not insured for earthquake risk. For mortgaged properties located in California and some other seismic zones, the seller typically conducted seismic studies to assess the "probable maximum loss" for the related mortgaged properties. In some circumstances, the related borrower was required to obtain earthquake insurance covering the mortgaged properties. Some of these mortgaged properties may be insured for earthquake risk in amounts less than the outstanding principal balances of the mortgage loan.]

      [Earnouts and Additional Collateral Loans

      Some of the mortgage loans are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. If these conditions are not met, under some mortgage loans, the related reserve or credit enhancement amount will be applied to partially defease or prepay the related mortgage loan. Any resulting partial prepayment may not be required to be accompanied by payment of a prepayment premium or yield maintenance payment. Under [ ] mortgage loans, amounts will be retained as additional collateral.]

                             THE SELLER AND SERVICER

General

General

[____________________], is the seller and servicer for all the mortgage loans in the mortgage pool.

                 [ADDITIONAL SERVICER INFORMATION TO BE INCLUDED]
                  ----------------------------------------------

                         DESCRIPTION OF THE CERTIFICATES

General

      The  Mortgage-Backed  Pass-Through  Certificates,   Series  200_-___  will
include the  following  [three]  classes of Class A  Certificates:

     o    [Class A-1 Certificates, or the Adjustable Rate Certificates

     o    Class A-2 Certificates; and

     o Class A-3 Certificates, or the Lockout Certificates; and together with the Class A-2 Certificates, the Fixed Rate Certificates]

      In addition to the Class A Certificates, the Mortgage-Backed Pass-Through Certificates, Series 200_-___ will also include [two] classes of certificates which are designated as the Class SB Certificates and Class R Certificates. Only the Class A Certificates are offered by this prospectus supplement. See "Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

      The certificates will evidence the entire beneficial ownership interest in the trust fund. The trust fund will consist of:


          o    the mortgage loans

          o the assets as from time to time that are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Payment Account and belonging to the trust fund

          o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure

          o any applicable primary insurance policies and primary hazard insurance policies

          o    the financial guaranty insurance policy; and

          o    all proceeds of any of the foregoing.

      The Class A Certificates will be available only in book-entry form through facilities of The Depository Trust Company. The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The Class A Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

      The Class A Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, a definitive certificate, except as described in this prospectus supplement under "--Book-Entry Registration of Certain of the Offered Certificates--Definitive Certificates." Unless and until definitive certificates are issued for the Class A Certificates under the limited circumstances described in this prospectus supplement:

          o all references to actions by certificateholders with respect to the Class A Certificates shall refer to actions taken by DTC upon instructions from its participants, and

          o all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Class A Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

      According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Book-Entry Registration of Certain of the Offered Certificates

      General. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the Class A Certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the Class A Certificates, it is anticipated that the only registered certificateholder of the Class A Certificates will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the trustee or the servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Class A Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the Class A Certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the Class A Certificates.

      None of the depositor, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Definitive Certificates. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Certificates--Form of Certificates."

      Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Certificates--Form of Certificates," the trustee is required to notify, through DTC, participants who have ownership of Class A Certificates as indicated on the records of DTC of the availability of definitive certificates for their Class A Certificates. Upon surrender by DTC of the definitive certificates representing the Class A Certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the Class A Certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

      For   additional   information   regarding  DTC  and  the  DTC  registered
certificates, see "Description of the Certificates--Form of Certificates" in the prospectus.

Glossary of Terms

      The following terms are given the meanings shown below to help describe the cash flows on the certificates:

      Accrued Certificate Interest - For any distribution date and class of Class A Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate less interest shortfalls, if any, allocated thereto for that distribution date, to the extent not covered with respect to the Class A
Certificates by the subordination provided by the Class SB Certificates including:

           (i) any Prepayment Interest Shortfall to the extent not covered by the servicer as described in this prospectus supplement under "Description of the Certificates--Interest Distributions";

           (ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, and Extraordinary Losses not allocated through subordination;

           (iii)the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

           (iv) any other interest shortfalls not covered by subordination, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, or similar legislation or regulations, all allocated as described below.

Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the event that any shortfall described in the immediately preceding four clauses above is allocated to the offered certificates, or the Available Distribution Amount on any distribution date is less than the Interest Distribution Amount due on any distribution date, the amount of any shortfall will be drawn under the financial guaranty insurance policy and distributed to the holders of the Class A Certificates. Notwithstanding the foregoing, if payments are not made as required under the financial guaranty insurance policy, any interest shortfalls may be allocated to the Class A Certificates as described above. See "--Financial Guaranty Insurance Policy" below. Accrued Certificate Interest on each class of Class A Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on the Class A-2 and Class A-3 Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest on the Class A-1 Certificates will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year.

      Available Distribution Amount - For any distribution date, an amount equal to:

          o the aggregate amount of scheduled payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the related servicing fees and any subservicing fees, which are collectively referred to as the servicing fees, and the premium payable on the financial guaranty insurance policy;

          o all unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

          o    all Advances made for that distribution date, in each case net of
               amounts   reimbursable   therefrom   to  the   servicer  and  any
               subservicer.

      In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions on the Class A Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the due date is the first day of the month in which that distribution date occurs and the determination date is the 20th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

      On any distribution date, the policy premium rate is equal to one-twelfth of the product of the percentage specified in the Insurance and Indemnity Agreement, dated as of ______, ____ among the financial guaranty insurer, the depositor, the trustee, the seller and the servicer, and the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date.

      Certificate Principal Balance - For any Class A Certificate as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate, including amounts paid pursuant to the financial guaranty insurance policy, and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, other than any amounts that have been paid pursuant to the financial guaranty insurance policy.

      Cumulative Insurance Payments - The aggregate of any payments made with respect to the Class A Certificates by the financial guaranty insurer under the financial guaranty insurance policy.

      Excess Bankruptcy Losses - Bankruptcy Losses in excess of the Bankruptcy Amount.

      Excess Cash Flow-On any distribution date, the excess of the Available Distribution Amount over the sum of (a) the Interest Distribution Amount and (b) the sum of the amounts described in clauses [ ] of the definition of Principal Distribution Amount.

      Excess Fraud Losses - Fraud Losses in excess of the Fraud Loss Amount.

      Excess Special Hazard Losses - Special Hazard Losses in excess of the Special Hazard Amount.

      Excess Subordinated Amount - On any distribution date, the excess, if any, of (a) the Subordinated Amount on such distribution date over (b) the Targeted Subordinated Amount.

      Final Disposition - A Final Disposition is deemed to have occurred upon a determination by the servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to a defaulted mortgage loan.

      Interest Accrual Period - For the Class A-2 and Class A-3 Certificates, the calendar month preceding the month in which the distribution date occurs. For the Class A-1 Certificates, (a) for the distribution date in __________, ___, the period commencing on the closing date and ending on the day preceding the distribution date in ________ ___, and (b) with respect to any distribution date after the distribution date in _________ ___, the period commencing on the distribution date in the month immediately preceding the month in which the distribution date occurs and ending on the day preceding the distribution date.

      Interest Distribution Amount - The aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Class A Certificates for that distribution date.

      Lockout Prepayment Percentage - For any distribution date occurring prior to the distribution date in , 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

          o for any distribution date during the [sixth] year after the closing date, [30]%;

          o for any distribution date during the [seventh] year after the closing date, [40]%;

          o for any distribution date during the [eighth] year after the closing date, [60]%;

          o for any distribution date during the [ninth] year after the closing date, [80]%; and

          o    for any distribution date thereafter, [100]%.

      Lockout Scheduled Percentage - For any distribution date occurring prior to the distribution date in , 0% and for any distribution date thereafter, 100%.

      Principal Distribution Amount -On any distribution date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Interest Distribution Amount has been distributed and (b) the sum of:

           (1) the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

           (2) the principal portion of all proceeds of the repurchase of mortgage loans or, in the case of a substitution, amounts representing a principal adjustment as required by the pooling and servicing agreement during the preceding calendar month;

           (3) the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month or deemed to be received during the preceding calendar month including, without limitation, full and partial prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

           (4) the principal portion of any Realized Losses incurred on the mortgage loans for the preceding calendar month to the extent payable from Excess Cash Flow on such distribution date; and

           (5)  the Subordination Increase Amount for such distribution date.

      Subordinated Amount - On any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans after giving effect to distributions of principal to be made on such distribution date over
(b) the Certificate Principal Balance of the Class A Certificates as of such date, after taking into account the payment to the Class A Certificates of the amounts described in clauses [ ] of the definition of Principal Distribution Amount on such distribution date.

      Subordination Increase Amount - On any distribution date, any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Certificates.

      Subordination  Reduction Amount - On any distribution  date, the lesser of
(a) the Excess Subordinated Amount and (b) the amount available for distribution specified in clauses [ ] of the definition of Principal Distribution Amount.

      Targeted Subordinated Amount - On any distribution date, the required level of the Subordinated Amount, as set forth in the Pooling and Servicing Agreement.

Distributions

      Distributions on the Class A Certificates will be made by the trustee on the [ ] day of each month or, if that day is not a business day, then the next succeeding business day, commencing in _______, [ ]. Distributions on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the day prior to each distribution date or, if the certificates are no longer DTC registered certificates, on the record date. See "Description of the Certificates--Distributions on Certificates" in the prospectus. Distributions will be made by check or money order mailed, or upon the request of a certificateholder owning Class A Certificates having denominations, aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person entitled to the distribution, which, in the case of DTC registered certificates, will be DTC or its nominee, as it appears on the trustee's register in amounts calculated as described in this prospectus supplement on the determination date. However, the final distribution relating to the certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to certificateholders of the final distribution. A business day is any day other than:

          o    a Saturday or Sunday or

          o a day on which banking institutions in the State of New York, [ ], [ ] or [ ] are required or authorized by law to be closed.

[Distributions of Prepayment Premiums

      Any prepayment premium actually collected on a mortgage loan during any collection period will be distributed on the related distribution date to the holders of the [Class A-1, Class A-2, A-3] Certificates as additional interest and not in reduction of their certificate balances in an amount up to, in the case of each class, the product of

the prepayment    x     discount rate      x         principal
   premium               fraction for           allocation fraction
                          that class               of that class

      The discount rate fraction for any class of certificates is a fraction not greater than 1.0 or less than 0.0 and equal to:

           pass-through rate for
           that class of certificates - relevant  discount rate
           ___________________________________________________________________
           mortgage rate of the related mortgage loan -relevant discount rate

      The principal allocation fraction for each class of certificates for any distribution date is:

           the portion, if any, of the principal distribution amount allocated to that class of certificates for that distribution date
           ____________________________________________________________________
           entire Principal Distribution Amount for that distribution date

      The portion of the prepayment premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class [ ] Certificates.

      For any prepaid mortgage loan, the discount rate means the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the maturity date or anticipated repayment date of that mortgage loan as of the determination date. If there is no discount rate for instruments having a maturity coterminous with the remaining term to maturity or anticipated repayment date, where applicable, of the mortgage loan, then the discount rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than the remaining term to maturity or anticipated repayment date. For some of the mortgage loans, the discount rate is a semiannual rate.

      The prepayment premiums, if any, collected on the mortgage loans during any collection period may not be sufficient to fully compensate certificateholders of any class for any loss in yield attributable to the related prepayments of principal.]

Interest Distributions

      Holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available
Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Class A Certificates entitled to interest distributions.

      Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

      However, on any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the servicer, but only to the extent those Prepayment Interest
Shortfalls  do  not  exceed  the  amount  of  the  servicing  fee  due  on  such distribution date. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the servicer from servicing compensation or otherwise. No assurance can be given that the servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      [If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Class A Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Class A Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in the definition of Available Distribution Amount preceding paragraph, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

      These shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments in full.

      The pass-through rates on all classes of Class A Certificates, other than the Class A-1 Certificates, are fixed and are listed on page S- of this prospectus supplement.

      The pass-through rates on the Class A-1 Certificates are calculated as follows:

      The pass-through rate on the Class A-1 Certificates with respect to the initial Interest Accrual Period is % per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to % plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, determined monthly as described in this prospectus supplement, with a maximum rate of % per annum and a minimum rate of % per annum.

      The pass-through rates on the Class A-1 Certificates for the current and immediately preceding Interest Accrual Period may be obtained by telephoning the trustee at __________.]

      [The pass-through rates on all classes of the Class A Certificates will increase by __% per annum for each distribution date after the first distribution date on which the servicer and the depositor are permitted to exercise their option to purchase the mortgage loans from the trust as described under "Pooling and Servicing Agreement--Termination," in this prospectus supplement. Notwithstanding the foregoing, the pass-through rates on the Class A Certificates will not increase as described above if proceeds for optional termination are available for payment to the certificateholders on or prior to any distribution date.]

      As  described  in this  prospectus  supplement,  the  Accrued  Certificate
Interest allocable to each class of certificates is based on the Certificate Principal Balance of that class.

Determination of LIBOR

      LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

      On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of that Interest Accrual Period--the LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer, the rate will be the reference bank rate.

      The reference bank rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR rate adjustment date, % with respect to the Class A-1 Certificates; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

      The establishment of LIBOR by the trustee and the trustee's subsequent calculation of the pass-through rates applicable to the Class A-1 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions on the Class A Certificates

      Except as provided below, holders of the Class A Certificates will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available
Distribution Amount remaining after the distribution of the Interest Distribution Amount is distributed, a distribution allocable to principal equal to the Principal Distribution Amount.

      Distributions   of  principal  on  the  Class  A   Certificates   on  each
distribution date will be made, after distribution of the Interest Distribution Amount, as follows:

           (i) the Principal Distribution Amount to the Class A-3 Certificates in reduction of its Certificate Principal Balance, until its Certificate Principal Balance has been reduced to zero, an amount equal to the sum of the following:

                (A)  the  Lockout   Scheduled   Percentage   of  the  Class  A-3
           Certificates' pro rata share, based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Certificates, of the aggregate of the amounts described in clauses [ ] of the definition of Principal Distribution Amount; and

                (B)  the  Lockout   Prepayment   Percentage  of  the  Class  A-3
           Certificates' pro rata share, based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Class A Certificates, of the aggregate of the amounts described in clause [ ] of the definition of Principal Distribution Amount;

provided that if the aggregate of the amounts set forth in the definition of Principal Distribution Amount is more than the balance of the Available Distribution Amount remaining after the Interest Distribution Amount has been distributed, the amount paid to the Class A-3 Certificates under this clause (i) shall be reduced by an amount equal to the Class A-3 Certificates' pro rata share, based on its aggregate Certificate Principal Balance relative to the aggregate Certificate Principal Balance of the Class A Certificates of that difference; and

           (ii) the balance of the Principal Distribution Amount remaining after the distributions, if any, described in clause (i) above shall be distributed in the following order of priority:

                (A) first, concurrently, Class A-1 and Class A-2 Certificates, on a pro rata basis, until their Certificate Principal Balances have been reduced to zero; and

                (B) second, to the Class A-3 Certificates until its Certificate Principal Balance has been reduced to zero.]

      On each distribution date, the financial guaranty insurer shall be entitled to receive, after payment to the Class A Certificateholders of the Interest Distribution Amount and the Principal Distribution Amount for such distribution date, but before application of any Subordination Increase Amount, from the Excess Cash Flow to the extent available therefor, the aggregate of any payments made with respect to the Class A Certificates by the financial guaranty insurer under the financial guaranty insurance policy to the extent not previously reimbursed, plus interest thereon.

Overcollateralization Provisions

      The Pooling and Servicing Agreement requires that, on each distribution date, Excess Cash Flow, if any, be applied on such distribution date as an accelerated payment of principal on the Class A Certificates, but only as follows: The Excess Cash Flow for any distribution date will derive primarily from the amount of interest accrued on the mortgage loans in excess of the sum of (a) interest at the related pass-through rates on the Certificate Principal Balances of the Class A Certificates, (b) the premium payable on the financial guaranty insurance policy in respect of the mortgage loans and (c) accrued servicing fees in respect of the mortgage loans, in each case in respect of such distribution date. Excess Cash Flow will be applied on any distribution date as follows:

          o first, to pay to the holders of the Class A Certificates the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

          o second, to pay to the financial guaranty insurer any Cumulative Insurance Payments;

          o    third, to pay any Subordination Increase Amount;

          o fourth, to pay the holders of the Class A Certificates the amount of any Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Servicing Fee payable on such distribution date;

          o    fifth,  to pay  the  holders  of the  Class  A  Certificates  any
               Prepayment  Interest  Shortfalls   remaining  unpaid  from  prior
               distribution dates together with interest thereon; and

          o sixth, to pay to the holders of the Class SB Certificates and Class R Certificates any balance remaining, in accordance with the terms of the Pooling and Servicing Agreement.

The application of Excess Cash Flow to the payment of principal on the Class A Certificates has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the mortgage loans.

      The Pooling and Servicing Agreement requires that the Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Targeted Subordinated Amount exceeds the Subordinated Amount as of such distribution date.

      Subordination Reduction Amount: In the event that the Targeted Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, a portion of the principal that would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall not be distributed to the holders of the Class A Certificates on such distribution date. This has the effect of decelerating principal distributions to the Class A Certificates relative to the amortization of the mortgage loans, and of reducing the Subordinated Amount. If, on any distribution date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such distribution date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the Targeted Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall instead be distributed to the holders of the Class SB Certificates in an amount equal to the Subordination Reduction Amount for such distribution date.

Financial Guaranty Insurance Policy

      The following summary of the terms of the financial guaranty insurance policy does not purport to be complete and is qualified in its entirety by reference to the financial guaranty insurance policy. The following information regarding the financial guaranty insurance policy has been supplied by the financial guaranty insurer for inclusion in this prospectus supplement.

      Glossary of Terms: As used in this section and in the financial guaranty insurance policy, the following terms shall have the following meanings:

          o Agreement - The Pooling and Servicing Agreement, dated as of _________, _____, among the depositor, the Seller, the Servicer and the trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the financial guaranty insurer.

          o Business Day - Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the trustee under the Agreement or the financial guaranty insurer is located are authorized or obligated by law or executive order to close.

          o Deficiency Amount - For the related Class A Certificates as of any distribution date, (i) any shortfall in amounts available in the Payment Account to pay interest accrued during the Interest Accrual Period on the Certificate Principal Balance of the Class A Certificates at the applicable Pass-Through Rate, net of any interest shortfalls relating to the Relief Act and any Prepayment Interest Shortfalls allocated to the Class A Certificates, (ii) the principal portion of any Realized Loss allocated to the Class A Certificates and (iii) the Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final distribution date or earlier termination of the trust fund pursuant to the terms of the Agreement. For purposes of determining the Deficiency Amount, the final distribution date will be the distribution date in ____________.

          o Holder - Any person who is the registered or beneficial owner of any Class A Certificate and who, on the applicable distribution date, is entitled under the terms of the Class A Certificates to payment thereunder.

          o    Insured  Amount - As of any  distribution  date,  any  Deficiency
               Amount.

          o Notice - The telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the financial guaranty insurance policy, the original of which is subsequently delivered by registered or certified mail from the trustee specifying the Insured Amount which shall be due and owing on the applicable distribution date.

      Capitalized terms used in the financial guaranty insurance policy and not otherwise defined in the financial guaranty insurance policy shall have the meanings set forth in the Agreement as of the date of execution of the financial guaranty insurance policy, without giving effect to any subsequent amendment to or modification of the Agreement unless the amendment or modification has been approved in writing by the financial guaranty insurer.

      The financial guaranty insurer, in consideration of the payment of the premium and subject to the terms of the related financial guaranty insurance policy, thereby unconditionally and irrevocably guarantees to any Holder that an amount equal to each full and complete Insured Amount will be paid to the trustee or its successor, as trustee for the Holders. The financial guaranty insurer's obligations under each financial guaranty insurance policy for a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the trustee, whether or not such funds are properly applied by the trustee. Insured Amounts shall be paid only at the time set forth in each financial guaranty insurance policy, and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the financial guaranty insurer. The financial guaranty insurance policy does not cover any interest shortfalls relating to the Relief Act or Prepayment Interest Shortfalls.

      Notwithstanding the foregoing paragraph, the financial guaranty insurance policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC or the trustee for withholding taxes, if any, including interest and penalties in respect of any such liability.

      The financial guaranty insurer will pay any amounts payable under the financial guaranty insurance policy no later than 12:00 noon, New York City time, on the later of the distribution date on which the related Deficiency Amount, as defined below, is due or the Business Day following receipt in New York, New York on a Business Day of a Notice; provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received is not in proper form or is otherwise insufficient for the purpose of making a claim under the financial guaranty insurance policy it shall be deemed not to have been received for purposes of this paragraph, and the financial guaranty insurer shall promptly so advise the trustee and the trustee may submit an amended Notice.

      Insured Amounts due under the financial guaranty insurance policy, unless otherwise stated in the financial guaranty insurance policy, are to be disbursed by the financial guaranty insurer to the trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Amount.

      The financial guaranty insurance policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      The financial guaranty insurance policy is not cancelable for any reason. The premium on the financial guaranty insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the related Class A Certificates.

Allocation of Losses; Subordination

      Subject to the terms thereof, the financial guaranty insurance policy will cover all Realized Losses allocated to the Class A Certificates. If payments are not made as required under the financial guaranty insurance policy, Realized Losses will be allocable to the Class A Certificates based on the following priorities.

      The subordination provided to the Class A Certificates by the Class SB Certificates will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

          o    first, to the Excess Cash Flow for the related distribution date;
               and

          o    second, to the Class SB Certificates

and the remainder of the Realized Losses among all the remaining classes of Class A Certificates on a pro rata basis.

      Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

          o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, and

          o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class A Certificate may also be made by operation of the payment priority to the Class A Certificates described under "--Principal Distributions on the Class A Certificates" in this prospectus supplement.

      As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

      As described in the prospectus, in some circumstances the servicer may permit a servicing modification--the modification of a defaulted mortgage loan to reduce the applicable mortgage rate or to reduce its outstanding principal amount. Any principal reduction of this type shall constitute a Realized Loss at the time of the reduction, and the amount by which each monthly payment is reduced by any mortgage rate reduction shall constitute a Realized Loss in the month in which each such reduced monthly payment is due.

      Servicing modification reductions shall be allocated when incurred, as provided above, in the same manner as other Realized Losses as described in this prospectus supplement. Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Loan Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the Class A Certificates will not be affected by the servicing modification.

      Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination will be allocated on a pro rata basis among the Class A Certificates and in an aggregate amount equal to the percentage of that loss equal to the then aggregate Certificate Principal Balance of the Class A Certificates divided by the then aggregate Stated Principal Balance of the mortgage loans, in each case subject to the limitations set forth in the Pooling and Servicing Agreement, and the remainder of the Realized Losses will be allocated to the Class SB Certificates.

      An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

      In order to maximize the likelihood of distribution in full of the Interest Distribution Amount and Principal Distribution Amount, on each distribution date, holders of Class A Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class SB Certificates and Class R Certificates, to the extent necessary to satisfy the Interest Distribution Amount and Principal Distribution Amount.

      The Special Hazard Amount shall initially be equal to $ . As of any date of determination following the cut-off date, the Special Hazard Amount shall equal $ less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

      The Fraud Loss Amount shall initially be equal to $ . As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal (X) prior to the third anniversary of the cut-off date an amount equal to ____% of the aggregate principal balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts allocated through Subordination for Fraud Losses up to that date of determination and (Y) from the third to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) ____% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date minus (2) the aggregate amounts
allocated  through   subordination  for  Fraud  Losses  since  the
most recent anniversary of the cut-off date up to that date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through subordination.

      The Bankruptcy Amount will initially be equal to $ . As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class SB Certificates through subordination since that anniversary.

      Realized Losses allocated to the Class A Certificates will be covered by the financial guaranty insurance policy. In the event payments are not made as required under such policy, these losses will be borne by the holders of the Class A Certificates.

      With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus its interest through the last day of the month in which that mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicer or the subservicer for expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan.

      Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the servicer has notified the trustee in writing that:

          o the servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and

          o    either:

          o the related mortgage loan is not in default with regard to payments due thereunder or

          o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the servicer or a subservicer.

[Advances

      Prior to each distribution date, the servicer is required to make Advances which were due on the mortgage loans on the immediately preceding due date and delinquent on the business day next preceding the related determination date.

      These Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances for reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

      All Advances will be reimbursable to the servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class A Certificates.]

                         THE FINANCIAL GUARANTY INSURER

      The following information has been supplied by the financial guaranty insurer for inclusion in this Prospectus Supplement. No representation is made by the depositor, the underwriters or any of their affiliates as to the accuracy or completeness of such information.

                     [financial guaranty insurer discloser]

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

      The yields to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the mortgage loans, the amount and timing of mortgagor defaults resulting in Realized Losses and by adjustments to the mortgage rates. The rate of default of mortgage loans secured by second liens may be greater than that of mortgage loans secured by first liens. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust fund. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to breaches of some representations and warranties.

      The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yield to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations," no assurance can be given as to the rate or the timing of principal payments on the Class A Certificates.

      The amount of Excess Cash Flow may be adversely affected by the prepayment of mortgage loans with higher mortgage rates. Any reduction of this type will reduce the amount of Excess Cash Flow that is available to cover Realized
Losses, increase overcollateralization on the related classes of Class A Certificates and cover Prepayment Interest Shortfalls, to the extent and in the manner described in this prospectus supplement. See "Description of the Mortgage Pool--General," "Description of the Certificates--Overcollateralization
Provisions" and "--Allocation of Losses; Subordination" in this prospectus supplement.

      The Class A Certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes of Class A Certificates having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the yield to maturity of the Class A Certificates will depend on whether, to what extent, and the timing with respect to which, Excess Cash Flow is used to accelerate payments of principal on the Class A Certificates or any Subordination Reduction Amount is released. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.

      Most of the mortgage loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions on the Class A Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the Class A Certificates, other than the Lockout Certificates, and during specified periods no principal prepayments on the mortgage loans will be distributed to the Lockout Certificates. Furthermore, if the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Certificates may, under some circumstances, receive all mortgagor prepayments made during the preceding calendar month.

      Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease. Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the mortgage loans secured by second liens may experience a higher rate of prepayment than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments in the mortgage loans.

      The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of mortgage loans with high combined LTV ratios or low junior ratios. The rate of default on mortgage loans which are refinance or reduced documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

      To the extent that any losses are incurred on any of the mortgage loans that are not covered by the Excess Cash Flow, a reduction in the Subordinated Amount or the financial guaranty insurance policy, holders of the Class A Certificates will bear the risk of losses resulting from default by mortgagors. See "Risk Factors--The return on your certificates will be reduced if losses exceed the credit enhancement available to your certificates" in this prospectus supplement. Even where the financial guaranty insurance policy covers all losses incurred on the mortgage loans, this coverage may accelerate principal payments on the Class A Certificates, thus reducing the weighted average life of the Class A Certificates.

      The periodic increase in interest paid by the mortgagor of a Buy-Down Loan may increase the risk of default with respect to the related mortgage loan. See "Yield Considerations" in the prospectus.

      The amount of interest otherwise payable to holders of the Class A Certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the servicer, including Prepayment Interest Shortfalls. These shortfalls will not be offset by a reduction in the servicing fees payable to the servicer or otherwise, except as described in this prospectus supplement with respect to some Prepayment Interest Shortfalls. See "Yield Considerations" in the prospectus and "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the Class A Certificates and possible shortfalls in the collection of interest.

      In addition, the yield to maturity on each class of the Class A Certificates will depend on, among other things, the price paid by the holders of the Class A Certificates and the related pass-through rate. The extent to which the yield to maturity of any Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Class A Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of Class A Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

      Because the mortgage rates on the mortgage loans and the pass-through rates on the Class A Certificates (other than the Class A-1 Certificates) are fixed, the rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

      The yield to investors on the Class A-1 Certificates will be sensitive to fluctuations in the level of LIBOR and the pass-through rate will be capped. See "Risk Factors--The yield on your certificates will be affected by the specific characteristics that apply to that class, discussed below - Class A-1 Certificates". A number of factors affect the performance of any index, such as LIBOR, and may cause such index to move in a manner different from other indices. To the extent that any index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the Class A-1 Certificateholders due to such rising interest rates may occur later than that which would be produced by other indices. Moreover, an increase in the level of LIBOR will increase the likelihood that the pass-through rate on the Class A-1 Certificates will be limited by the weighted average Net Loan Rate on the mortgage loans in accordance with such index, than of mortgage loans which adjust in accordance with other indices.

      Class A Certificates: The rate and timing of principal payments on and the weighted average lives of the Class A Certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the mortgage loans.

      Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any distributions of payments of principal prior to the distribution date occurring in , and may receive a disproportionately small percentage of principal prepayments until the distribution date occurring in ______, unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the weighted average life of the Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Class A Certificates entitled to principal distributions.

      Assumed Final Distribution Date: The assumed final distribution date with respect to each class of the Class A Certificates is 25, , which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

      The actual final  distribution  date with respect to each class of Class A
Certificates   could  occur   significantly   earlier  than  the  assumed  final
distribution date for that class because:

          o Excess Cash Flow will be used to make accelerated payments of principal, i.e. Subordination Increase Amounts, to the holders of the Class A Certificates, which payments will have the effect of shortening the weighted average lives of the Class A Certificates of each class,

          o    prepayments are likely to occur,  which will also have the effect
               of  shortening  the  weighted   average  lives  of  the  Class  A
               Certificates,  and

          o the servicer may cause a termination of the trust when the aggregate Stated Principal Balance of the mortgage loans in the trust is less than 10% of the aggregate cut-off date balance.

      Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security assuming no losses. The weighted average life of the Class A Certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans , 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "100% PSA" and " % PSA" assumes prepayment rates equal to 100% of PSA and % of PSA, respectively, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans , including the mortgage loans .

      The table captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the Mortgage loans that are expected to be included in the trust fund as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The table assumes, among other things, that: (i) as of the date of issuance of the Class A Certificates, the mortgage loans have the following characteristics:

Aggregate principal            $               $
   balance

Weighted average                   %                       %
   mortgage rate

Weighted average                   %                       %
   servicing fee rate

Weighted average
   original term to
   maturity (months)

Weighted average
   remaining term to
   maturity (months)


       (ii)except with respect to the Balloon Loans the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity; (iii) none of the unaffiliated sellers, the servicer or the depositor will repurchase any mortgage loan, as described under "The Trust Fund--The Mortgage Pools" and "Description of the Certificates--Assignment of Mortgage Loans" in the prospectus, and neither the servicer nor the depositor exercises any option to purchase the mortgage loans and thereby cause a termination of the trust fund; (iv) there are no delinquencies or Realized Losses on the mortgage loans , and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing in _________; (vii) payments on the mortgage loans earn no reinvestment return; (viii) there are no additional ongoing trust fund expenses payable out of the trust fund; and (ix) the certificates will be purchased on _______________, _______. Clauses (i) through (ix) above are collectively referred to as the structuring assumptions.

      The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.

      In accordance with the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of Class A Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each class of Class A Certificates that would be outstanding after each of the distribution dates at the various percentages of PSA shown.

           Percent of Initial Certificate Principal Balance Outstanding

                       at the Following Percentages of PSA

                        Class A-1       Class A-2       Class A-3
DISTRIBUTION DATE     %     %    %     %    %    %     %    %     %
Initial Percentage
Weighted Average
Life in Years (**)

------------

o      Indicates a number that is greater than zero but less than 0.5%.

o     (Table continued on next page.)

**    The weighted  average life of a certificate  of any class is determined by
      (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net reduction of the Certificate Principal Balance described in (i) above.

      This table has been prepared based on the structuring assumptions, including the assumptions relating to the characteristics and performance of the mortgage loans, which differ from their actual characteristics, and should be read in conjunction therewith.

                         POOLING AND SERVICING AGREEMENT

General

      The certificates will be issued under a pooling and servicing agreement dated as of __________, ____, among the depositor, the seller, the servicer, and __________, as trustee. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the Class A Certificates. The trustee will appoint ____________________to serve as custodian in connection with the certificates. The Class A Certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Credit Suisse First Boston Mortgage Securities Corp., [ ].

Servicing and Other Compensation and Payment of Expenses

      The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be at least % per annum and not more than % per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately % per annum.

      The servicer is obligated to pay some ongoing expenses associated with the trust fund and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement. See "Description of the Certificates" in the prospectus for information regarding other possible compensation to the servicer and subservicers and for information regarding expenses payable by the servicer.

Voting Rights

      There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust fund and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. ___% of all voting rights will be allocated among all holders of the Class A Certificates, ___% of all voting rights will be allocated among all holders of the Class R Certificates and ___% of all voting rights will be allocated among all holders of the Class SB Certificates, respectively, in each case in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Class R Certificates in specified circumstances.

Termination

      The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the Class A Certificates are described in "Description of the Certificates--Termination" in the prospectus. The servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust fund, except for the policy, thereby effecting early retirement of the Class A Certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Loan Rate to, but not including, the first day of the month in which the repurchase price is distributed plus (c) any amounts due to the financial guaranty insurer under the insurance and indemnity agreement.

      Distributions on the certificates relating to any optional termination will be paid, first, to the Class A Certificates and second, to the Class SB Certificates in the order of their payment priority. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any purchase of mortgage loans and termination of the trust requires the consent of the financial guaranty insurer if it would result in a draw on the policy. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus the sum of interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of such certificates or at any time thereafter, at the option of the servicer, the mortgage loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust fund, or the certificates so purchased may be held or resold by the servicer or the depositor.

      Upon presentation and surrender of the Class A Certificates in connection with the termination of the trust fund or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the Class A Certificates will receive an amount equal to the Certificate Principal Balance of that class plus interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, plus any previously unpaid Accrued Certificate Interest. However, distributions to the holders of the most subordinate class of certificates outstanding will be reduced, as described in the preceding paragraph, in the case of the termination of the trust fund resulting from a purchase of all the assets of the trust fund.

                     MATERIAL FEDERAL INCOME TAX CONSEQUENCES

____________________, counsel to the depositor, has filed with the depositor's registration statement an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust fund will qualify as a REMIC under the Internal Revenue Code.

For federal income tax purposes:

          o the Class R Certificates will constitute the sole class of "residual interests" in the REMIC and

          o each class of Class A Certificates and the Class SB Certificates will represent ownership of "regular interests" in the REMIC and will be treated as debt instruments of the REMIC

      See "Material Federal Income Tax Consequences--Classification of REMICs and FASITs" in the prospectus.

      For federal income tax purposes, the Class Certificates will, [the Class Certificates may] [and all other Classes of Class A Certificates will not] be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to % PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount" in the prospectus.

      If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

      In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the certificateholders and the IRS.

      Some of the classes of Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC and FASIT Regular Certificates" and "--Premium" in the prospectus.

      The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code to the extent that the Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in Class A Certificates that will be treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the servicer or the depositor to repurchase the Class A Certificates may adversely affect any REMIC that holds the Class A Certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material

Federal   Income  Tax   Consequences--Taxation   of  Owners  of  REMIC  Residual
Certificates--Prohibited Transaction and Other Taxes" in the prospectus.

      For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Material Federal Income Tax Consequences--Taxation of Owners of REMIC and FASIT Regular Certificates" in the prospectus.

                             METHOD OF DISTRIBUTION

      In accordance with the terms and conditions of an underwriting agreement, dated , will serve as underwriter and has agreed to purchase and the depositor has agreed to sell the Class A Certificates. The certificates being sold to the underwriter are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, against payment therefor in immediately available funds.

      In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of its underwritten certificates are purchased thereby.

      The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

      The distribution of the underwritten certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable by the depositor, will be approximately % of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest thereon from the cut-off date.

      The underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

      There is currently no secondary market for the Class A Certificates. The underwriter intends to make a secondary market in the underwritten certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The Class A Certificates will not be listed on any securities exchange.

      The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Class A Certificates. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Class A Certificates will be available on an ongoing basis. The limited nature of this information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                 LEGAL OPINIONS

     [Certain legal matters relating to the certificates will be passed upon for the depositor by , and for the ------------------------ ------------------------
underwriter by , .] ---------------------- ------------------------

                                    [EXPERTS

      The consolidated financial statements of [financial guaranty insurer] ____________ [and subsidiaries], as of December 31, ____ and ____ and for each of the years in the three-year period ended December 31, ____ are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of _________, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of __________ as experts in accounting and auditing.]

                                     RATINGS

     It is a condition of the issuance of the Class A Certificates  that they be
rated     "AAA"     by  __________   and   ____________.

[______________________ 's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. ____________________ 's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. ________________ 's rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgage s. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

     The ratings assigned by to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. _________________'s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. 's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans . In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

     The depositor has not requested a rating on the Class A Certificates by any rating agency other than _______________ and __________________. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by and .

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Class A Certificates.

                                LEGAL INVESTMENT

      The Class A Certificates will not constitute "mortgage related securities" for purposes of SMMEA because the mortgage pool includes mortgage loans that are secured by subordinate liens on the related mortgage properties.

      One or more classes of the Class A Certificates may be viewed as "complex securities" under TB13a, which applies to thrift institutions regulated by the OTS.

      The depositor makes no representations as to the proper characterization of any class of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Class A Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Class A Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

      A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets, as defined under "ERISA Considerations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates by or on behalf of an ERISA plan or with ERISA plan assets may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations" in the prospectus. However, the RFC exemption contains a number of conditions which must be met for the exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

      Insurance companies contemplating the investment of general account assets in the Class A Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under "ERISA Considerations--Insurance Company General Accounts" in the prospectus. The DOL issued final regulations under Section 401(c) on January 4, 2000, but these final regulations are not generally applicable until July 5, 2001.

      Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the Class A Certificates on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements of the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

      The sale of any of the Class A Certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

               Credit Suisse First Boston Mortgage Securities Corp.

                         $



                   Mortgage-Backed Pass-Through Certificates,

                                 Series 200_-___

                              Prospectus supplement

                              [Name of Underwriter]

                                   Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______, .